UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (DEF 14A)

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Ascena Retail Group, Inc.

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NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

To Be Held On December 11, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Ascena Retail Group, Inc., a Delaware corporation (“Ascena”), to be held at 3:30 p.m. local time, on Thursday, December 11, 2014 at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430.

The Annual Meeting will be held for the following purposes:

1.	to consider the election of three directors to serve on the board of directors for three-year terms and until their successors are duly elected and qualified (Proposal One);

2.	to consider the approval, by non-binding advisory vote, of the compensation paid to our named executive officers during fiscal 2014 (commonly known as a “say-on-pay” proposal) (Proposal Two);

3.	to ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 25, 2015 (Proposal Three); and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on October 13, 2014 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

By:	Elliot S. Jaffe
Elliot S. Jaffe
Non-Executive Chairman of the Board

Dated: November 3, 2014

YOU MAY VOTE IN PERSON AT THE ANNUAL MEETING OR BY PROXY. ASCENA RECOMMENDS THAT YOU VOTE BY PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE VOTE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. YOU MAY VOTE BY MAIL, BY TELEPHONE, OVER THE INTERNET OR BY SCANNING THE QR CODE PROVIDED ON THE PROXY CARD. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE COMPLETE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE HELD IN STREET NAME BY A BROKER, BANK OR OTHER NOMINEE, AND YOU DECIDE TO ATTEND AND VOTE YOUR SHARES AT THE ANNUAL MEETING, YOU MUST OBTAIN A SIGNED AND PROPERLY EXECUTED PROXY FROM YOUR BROKER, BANK OR OTHER NOMINEE TO VOTE YOUR SHARES HELD IN STREET NAME AT THE ANNUAL MEETING.

ASCENA RETAIL GROUP, INC.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

PROXY STATEMENT

In this proxy statement, the terms “we,” “us” and “our” refer to the Ascena Retail Group, Inc., a Delaware corporation (“Ascena” or the “Company”), and its consolidated subsidiaries, Tween Brands, Inc., referred to as “Justice”, Lane Bryant, Inc., referred to as “Lane Bryant”, Maurices Incorporated, referred to as “maurices”, The Dress Barn, Inc., referred to as “dressbarn”, and Catherines Stores Corporation, referred to as “Catherines”.

General

The enclosed proxy is solicited by the board of directors (the “Board”) of Ascena for use at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3:30 p.m. local time, on Thursday, December 11, 2014 at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430, and any and all adjournments or postponements thereof. This proxy statement and form of proxy, along with our Annual Report for the fiscal year ended July 26, 2014, are being mailed to our stockholders on or about November 3, 2014. You are receiving a proxy statement and proxy card from us because our records indicate that you owned shares of our common stock on October 13, 2014, the record date for the Annual Meeting.

Our Board is soliciting your proxy to be used at the Annual Meeting. When you sign the proxy card, you appoint two of our directors, Elliot S. Jaffe and Randy L. Pearce, as your representatives at the Annual Meeting. One or both of these individuals, or a substitute if necessary, will vote your shares at the Annual Meeting as you have instructed them on the proxy card. If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the three nominees for director (Proposal One) and in favor of Proposals Two and Three, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and return your proxy card in advance of the Annual Meeting as your plans may change.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 11, 2014

Copies of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended July 26, 2014 are also available online at https://materials.proxyvote.com/04351G.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

When and where will the Annual Meeting take place?

The Annual Meeting will be held on Thursday, December 11, 2014, at 3:30 p.m., at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430.

What is the purpose of the Annual Meeting?

At our Annual Meeting, holders of our common stock will be asked to vote on the following proposals:

1.	election of three directors to serve on the Board for three-year terms and until their successors are duly elected and qualified (Proposal One);

2.	to consider the approval, by non-binding advisory vote, of the compensation paid to our named executive officers during fiscal 2014 (commonly known as a “say-on-pay” proposal) (Proposal Two);

3.	ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 25, 2015 (Proposal Three); and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the Board’s voting recommendations?

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINATED DIRECTORS, FOR THE SAY-ON-PAY PROPOSAL, AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Unless you give other instructions on your proxy card, the persons referred to as proxy holders on the proxy card will vote in accordance with the recommendations of the Board or, with respect to any other matter that may be presented at the Annual Meeting for which no recommendation is given, in their own discretion.

Could other matters be decided at the Annual Meeting?

Our bylaws require prior notification of a stockholder’s intent to request a vote on other matters at the Annual Meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your vote by proxy gives authority to Elliot S. Jaffe and Randy L. Pearce, the persons referred to as proxy holders on the proxy card (or a substitute if necessary), to vote your shares on such matters at their discretion.

Who is entitled to attend the Annual Meeting?

All stockholders who owned our common stock at the close of business on October 13, 2014 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof. Registration begins at 3:00 p.m. on the date of the Annual Meeting. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you must obtain a signed and properly executed proxy from your broker, bank or other nominee to vote your shares held in street name at the Annual Meeting, and such proxy, together with a broker statement evidencing your ownership, must be presented at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Subject to the foregoing, all stockholders who owned our common stock at the close of business on the Record Date are entitled to attend and vote at the Annual Meeting or at any adjournments or postponements thereof.

How many votes do I have?

You have one vote for each share of our common stock that you owned on the Record Date.

How many votes must be present to hold the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Once a share of the Company’s common stock is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the Annual Meeting and for any adjournment of the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have the necessary voting power for that proposal and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the Annual Meeting, we urge you to vote in advance by proxy even if you plan to attend the Annual Meeting.

Assuming a quorum is present, how many votes will be required to approve each proposal?

•	A plurality of the votes cast at the Annual Meeting will elect the three nominees to serve as directors;

•	The say-on-pay proposal will be approved, by non-binding advisory vote, if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal; and

•	The proposal to ratify the appointment of the Independent Registered Public Accounting Firm will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast in opposition to the proposal.

A note about broker non-votes: Under NYSE rules, brokers are not permitted to vote uninstructed shares for non-routine matters, which include director elections and executive compensation matters. As a result, if your shares are held by a brokerage firm for you as beneficial owner and you do not instruct your broker how to vote your shares on Proposal One (election of directors) or Two (the say-on-pay proposal), your brokerage firm cannot vote them for you. Please make sure that you provide instructions to your broker regarding Proposals One and Two. The ratification of the appointment of independent accountants is a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on Proposal Three may vote on that matter in their discretion.

What is the effect of a “broker non-vote” or abstention on the proposals to be voted on at the Annual Meeting?

Abstentions and broker non-votes will be considered as present for quorum purposes, but will have no impact on the vote on any of the proposals. We will still include your shares for purposes of determining whether a quorum is present.

How many votes may be cast by all stockholders?

A total of 162,364,369 votes may be cast at the Annual Meeting, consisting of one vote for each share of our common stock outstanding on the Record Date.

How do I vote?

You may vote in person at the Annual Meeting or vote by proxy as described below.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you sign and return your proxy card, but do not specify how you want your shares to be voted, they will be voted, in accordance with the Board’s recommendation, “FOR” the three director nominees named in Proposal One, in favor of Proposals Two and Three, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy holders named in your proxy card.

May I change or revoke my vote after I submit my proxy?

Yes. To change your vote previously submitted by proxy, you may:

•	Cast a new vote by mailing a new proxy card with a later date or by voting via the Internet, telephone or by scanning the QR code on the proxy card on a later date; or

•	If you hold shares in your name, attend the Annual Meeting and vote in person.

If you wish to revoke rather than change your vote, written revocation must be received by our Corporate Secretary prior to the Annual Meeting.

What if I participate in the Company’s 401(k) Savings Plan?

If you are a participant in the Company’s 401(k) Savings Plan (the “401(k)”) and own shares of the Company’s common stock in your 401(k) account as of the Record Date, you will receive, with respect to the number of shares held for your account under the 401(k) as of the Record Date, a proxy card that will serve as a voting instruction to the trustee of the 401(k) with respect to shares held for your account. Unless the proxy card is signed and returned, shares held in your account under the 401(k) will not be voted.

How can I attend the Annual Meeting?

Stockholders as of the close of business on the Record Date may attend the Annual Meeting. You may obtain directions to the location of the Annual Meeting by contacting Ascena’s Investor Relations Department at (551) 777-6895 or via email at asc-ascenainvestorrelations@ascenaretail.com.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned and no new record date is set, your proxy will remain valid and may be voted when the Annual Meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

Will your independent registered public accounting firm participate in the Annual Meeting?

Yes. Our independent registered public accounting firm is Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, available to answer any questions you may have and will have the opportunity to make a statement.

Are members of the Board required to attend the Annual Meeting?

Directors are encouraged, but not required, to attend the Annual Meeting. All of our directors attended the 2013 Annual Meeting of Stockholders.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote and all Annual Meeting expenses. None of our directors, officers or employees will be specially compensated for these activities. We reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.

Why did I receive more than one set of proxy materials?

You may receive multiple sets of proxy materials if you hold your shares of our common stock in multiple accounts (such as through a brokerage account and an employee benefit plan, such as the 401(k)). To ensure all your shares are represented at the Annual Meeting, please vote your shares as instructed in each proxy or instruction card you receive.

If your household is receiving multiple copies of our annual report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations or via email at asc-ascenainvestorrelations@ascenaretail.com.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

In order to reduce printing and postage costs, only one annual report and proxy statement is being delivered to multiple stockholders sharing an address unless we received contrary instructions from one or more of the stockholders sharing that address. If your household has received only one annual report and one proxy statement, we will promptly deliver a separate copy of the annual report and proxy statement to any stockholder who sends a written request to: Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations or via email at asc-acenainvestorelations@ascenaretail.com. If you wish to receive a separate annual report and proxy statement in the future, you can notify us by mailing a written request to the address above by calling our Investor Relations Department at (551) 777-6895 or via email at asc-ascenainvestorrelations@ascenaretail.com.

Can I view these proxy materials electronically?

Yes. You may access the proxy statement and our annual report at https://materials.proxyvote.com/04351G. In addition to the fiscal 2014 proxy statement and annual report, you can view all of our other filings with the Securities and Exchange Commission (the “SEC”) on our website at the “for investors” page at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

How can I receive copies of the Company’s year-end SEC filings?

We will furnish without charge to any stockholder who requests, in writing, a copy of this proxy statement, our Annual Report and/or our Form 10-K, including financial statements and related schedules, for the fiscal year ended July 26, 2014, as filed with the SEC. Any such request should be directed to Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations or via email at asc-ascenainvestorrelations@ascenaretail.com.

How do stockholders submit proposals for the Company’s 2015 Annual Meeting of Stockholders?

Proposals of stockholders intended to be presented at the 2015 Annual Meeting of Stockholders and desired to be included in our proxy statement for that meeting must be received by our Corporate Secretary, c/o Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, by no later than July 6, 2015 in order to be included in such proxy statement. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals. Generally, if written notice of any stockholder proposal intended to be presented at the 2015 Annual Meeting of Stockholders, and not included in our proxy statement for that meeting, is not delivered to the Corporate Secretary at the above address by July 6, 2015, or if such notice does not contain the information required by Section 7 of Article II of our bylaws, the chair of the meeting may declare that such stockholder proposal be disregarded.

Can I see a list of stockholders entitled to vote at the Annual Meeting?

A complete list of the stockholders entitled to vote at the Annual Meeting is available for inspection at the principal office of the Company upon written request to the Company by a stockholder, and at all times during the Annual Meeting at the place of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS

What is the makeup of the Board and how often are members elected?

Our Board currently has seven members, divided into three classes, each with a staggered three-year term of office. Only three directors, David Jaffe, Klaus Eppler and Kate Buggeln, whose terms are expiring as of the date of the Annual Meeting, shall stand for election this year.

How often did the Board meet in fiscal 2014?

The Board met five times during fiscal 2014 and otherwise accomplished its business through the work of the committees described below. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during fiscal 2014.

Do the non-management directors meet in regularly scheduled executive sessions?

Yes. The non-management members of our Board meet in regularly scheduled executive sessions without any members of management present.

Does the Company have any formal policies or requirements concerning Board Leadership?

We do not have a formal policy regarding the separation of our Non-Executive Chairman and our Chief Executive Officer (“CEO”) positions. Currently, Elliot S. Jaffe serves as Non-Executive Chairman while David Jaffe serves as President and CEO. The Company believes that at the present time separating the Non-Executive Chairman and CEO roles conforms to corporate governance best practices.

How does the Board determine which directors are independent?

Our Board determines whether an individual director satisfies all of the independence standards of the SEC and the NASDAQ Global Select Market, as such standards may be amended from time to time, and also that the director has no material relationship with us (either directly or as a partner, stockholder or officer of any entity) that would be inconsistent with a finding of independence.

Which directors have been designated as independent?

Based on the analysis described below under the caption “Independence Determinations,” the Board affirmatively determined that a majority of the directors who will continue to serve on the Board following the Annual Meeting are independent. They are Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

What are the standing committees of the Board?

Our Board has three standing committees: the Audit Committee, the Nominating Committee and the Compensation and Stock Incentive Committee (referred to as our “Compensation Committee”).

Who are the members of the standing committees?

Committee	Members	Chairperson
Audit Committee	Kate Buggeln	Randy L. Pearce
Randy L. Pearce
John Usdan

Nominating Committee	Klaus Eppler	Klaus Eppler
John Usdan

Compensation Committee	Kate Buggeln	John Usdan
Randy L. Pearce
John Usdan

Are all of the members of the standing committees independent?

Yes. The Board has determined that the members of each of the standing committees are independent.

Do all of the standing committees operate under a written charter?

Yes. The charters of each of the standing committees are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.” Paper copies will be provided to any stockholder upon written request to: Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations.

What are the functions of the standing committees?

Audit Committee

It is the responsibility of the Audit Committee to assist the Board in its oversight of our financial accounting and reporting practices. The duties of the Audit Committee include: monitoring our financial reporting process and system of internal controls; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm and internal auditing function; and providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to our independent registered public accounting firm as well as our internal auditors. The Audit Committee has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Audit Committee also prepared the Audit Committee Report for inclusion in the proxy statement. See “Audit Committee Report.” The Board has determined that all members of the Audit Committee are “independent,” as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing standards of The NASDAQ Stock Market and meet the “financial sophistication” requirement within the meanings of The NASDAQ Stock Market rules, and has also determined that Mr. Pearce qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

Nominating Committee

The function of the Nominating Committee is to provide assistance to the Board in the selection of candidates for election and re-election to the Board. The Nominating Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Nominating Committee through current directors, members of management, stockholders or other persons. From time to time, the Nominating Committee may also engage a search firm to assist in identifying potential Board candidates, although no such firm was used to identify any of the director nominees proposed for election at the Annual Meeting. Once the Nominating Committee has identified a prospective nominee, the Nominating Committee evaluates the prospective nominee against the standards and qualifications set out in the Nominating Committee’s charter, including the individual’s potential contributions in providing advice and guidance to the Board and management. The Nominating Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. The Nominating Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to us and our business, the skills and perspectives such candidate would bring to the Board and the personality or “fit” of such candidate with existing members of the Board and management. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values.

The Board determines the total number of directors and selects nominees with a view to maintaining a Board that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, culture and geography. The Board assesses the effectiveness of its diversity policies by reviewing the nominees for director to determine if such nominees satisfy the Company’s then-current needs.

Compensation Committee

The function of the Compensation Committee is to assist the Board by (i) evaluating and determining all matters relating to the compensation (including base salary, incentive compensation and equity-based awards) of our Non-Executive Chairman, President and CEO, our other executive officers (including the named executive officers) and certain other key executives and employees; (ii) administering and functioning as the committee that is authorized to grant stock options, restricted stock and/or restricted stock units (“RSUs”) and other equity-based and incentive awards to executive officers and such other key executives and employees as the Compensation Committee shall determine under our stock and cash incentive plans, including the 2010 Stock Incentive Plan, as amended (the “Stock Incentive Plan”) and as the committee authorized to grant awards under other incentive plans applicable to the executive officers of the Company as in effect from time to time; and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Compensation Committee’s consideration.

The Compensation Committee has sole authority to retain and obtain the advice of compensation consultants, outside legal counsel and other advisers, each referred to herein as an “Adviser,” to assist it with the execution of its duties and responsibilities. The Compensation Committee has the authority to set the compensation and other terms and conditions, and oversee the work, of the Advisers, to receive appropriate funding from the Company for the payment of compensation to the Advisers and to terminate the services of an Adviser. In selecting Advisers, the Committee will take into account factors it considers appropriate or as may be required by law, regulation or under the NASDAQ listing standards.

Since 2010, Radford Consulting, a separate business unit of Aon Hewitt and a separate division of Aon Corporation (“Radford”), an independent compensation consultant, has met regularly with the Compensation Committee and provides it with advice regarding the design and implementation of our executive compensation program. Management did not specifically recommend Radford, and Radford and its affiliates do not provide any services other than executive compensation consulting services to the Company. The Compensation Committee has determined that Radford does not have any conflict of interest in its dealings with the Compensation Committee (or the Company). The Compensation Committee made this determination, in part, by reviewing and considering the factors set out by the applicable SEC rules and NASDAQ listing standards addressing compensation advisor conflicts of interest. The Compensation Committee approved the following executive compensation consulting services provided by Radford during fiscal 2014.

•	analyzed competitive compensation levels for our executive officers;

•	conducted studies and made recommendations regarding executive compensation, including with regard to the compensation programs covering Justice, Lane Bryant, maurices, dressbarn and Catherines as well as the Company’s bonus and long-term incentive programs;

•	provided market data, assisted in the development of the peer group and performed benchmarking;

•	advised the Compensation Committee as to best practices; and

•	assisted in the preparation of our compensation related disclosure included in this proxy statement.

The results of this analysis were used by the Compensation Committee in determining fiscal 2014 compensation for our Non-Executive Chairman, President and CEO, to other executive officers (including the named executive officers) and certain other key executives and employees.

In providing its services to the Compensation Committee, with the Compensation Committee’s knowledge, Radford contacted the Company’s management from time to time to obtain data and other information from the Company and worked together with management in the development of proposals and alternatives for the Compensation Committee to review and consider.

The Compensation Committee intends to regularly evaluate the nature and scope of the services provided by Radford. In order to ensure that Radford is independent, Radford is only engaged by, takes direction from, and reports to, the Compensation Committee and, accordingly, only the Compensation Committee has the right to terminate or replace Radford at any time.

Management has retained the Hay Group as their executive compensation consultant. The Hay Group and its affiliates do not provide services other than executive compensation consulting services to the Company. The Hay Group participated in the Compensation Committee meetings throughout fiscal 2014 to provide retail executive compensation knowledge and expertise and participated in discussions regarding CEO compensation, including the new employment agreement for our President and CEO, peer group selection process and executive compensation trends. The Compensation Committee has determined that the Hay Group does not have any conflict of interest in its dealings with management, the Compensation Committee or the Company. This determination was made, in part, by reviewing and considering the factors set out by the applicable SEC rules and NASDAQ listing standards addressing compensation advisor conflicts of interest.

How many times did each standing committee meet in fiscal 2014?

During fiscal 2014, the Audit Committee met five times, the Compensation Committee met seven times and the Nominating Committee met once.

What is the Board’s role in the risk oversight process?

The positions of Non-Executive Chairman of the Board and CEO are presently separated and have been separated at the Company for a number of years. We believe that at the present time separating these positions allows our CEO to focus on our day-to-day business, while allowing the Non-Executive Chairman of the Board to lead the Board in its fundamental role of providing advice to and oversight of management. Our Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment. Our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

The Board exercises its oversight of the Company’s risks through regular reports to the Board from David Jaffe, in his role as CEO, and other members of senior management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies. The Board also administers its risk oversight function through its Audit and Compensation Committees.

The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control those risks. Members of senior management with responsibility for oversight of particular risks report to the Audit Committee periodically throughout the year. The Company’s chief internal audit executive annually prepares a comprehensive risk assessment report which identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the Company as a whole, as well as for each business unit, and identifies the controls that address and mitigate those risks. The chief internal audit executive reviews that report with the Audit Committee each year. The Audit Committee reports to the full Board annually, or more frequently as required, on its review of the Company’s risk management.

How does the Board evaluate director candidates recommended by stockholders?

The Nominating Committee does not evaluate stockholder nominees differently than any other nominee. Pursuant to policies set forth in our Nominating Committee Charter, our Nominating Committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely for the 2015 Annual Meeting, the notice must be received within the time frame discussed above under the heading “How do stockholders submit proposals for the Company’s 2015 Annual Meeting of Stockholders?”. To be in proper form, the notice must, among other things, include each nominee’s written consent to serve as a director if elected, the number of shares held of record and beneficially owned by the nominee, and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act.

How are directors compensated?

Cash Compensation

For fiscal 2014, we paid our non-employee Board members as follows:

•	An annual fee at the rate of $75,000 per year

•	Annual fees to each non-employee committee member (excluding committee chairs) are as follows:

•	Audit Committee Fee: $15,000 per year

•	Compensation Committee Fee: $10,000 per year

•	Annual fees to the committee chairs are as follows:

•	Audit Committee Chair Fee: $20,000 per year

•	Compensation Committee Chair Fee: $15,000 per year

The Board, in consultation with the Company’s compensation consultant, and the Company’s CEO, analyzes the Company’s Board compensation in comparison to its peer group, and determines on an annual basis whether to adjust Board compensation.

Equity Compensation

For fiscal 2014, all directors (except for David Jaffe and Michael W. Rayden) received 5,000 RSUs. The RSUs vest 1/3 on each of the first, second and third anniversaries of the grant date.

David Jaffe, our President and CEO, Elliot S. Jaffe, our Non-Executive Chairman of the Board, and Michael W. Rayden, the President and Chief Executive Officer of Justice, are executive officers of the Company and do not receive any cash compensation for their services as directors. Compensation paid to these individuals for their services as executive officers during fiscal 2014 is reflected in the Summary Compensation Table below. As noted above, our Non-Executive Chairman, Elliot S. Jaffe, received 5,000 RSUs in connection with his service as a director for fiscal 2014.

For fiscal 2014, total compensation for our non-employee Board members was in line with our target total compensation objective to be within or about the 70th percentile of the peer group utilized in determining the compensation of our named executive officers, which peer group is identified below under “Compensation Benchmarking” in the Compensation Discussion and Analysis.

Are directors required to own a minimum amount of the Company shares of common stock?

Our Board believes it is important that our President and CEO and non-employee directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. In fiscal 2012, pursuant to the recommendation of the Compensation Committee, the Board adopted stock ownership guidelines for our President and CEO and non-employee directors (the “Ownership Guidelines”). The Ownership Guidelines with respect to our President and CEO became effective in September 2011, and with respect to our non-employee directors, became effective on December 7, 2011. See “Executive Compensation – Compensation Discussion and Analysis – Stock Ownership Guidelines for President and CEO” below for a discussion of the Ownership Guidelines with regard to our President and CEO. Under the Ownership

Guidelines, non-employee directors are required to hold (determined annually as of the last day of the prior fiscal year) three times their annual cash retainer (currently $75,000 per annum, for a total of $225,000). The Ownership Guidelines authorize a transition period to achieve the 3-times ownership level of five years from the later of December 7, 2011 and the date the director commences service on our Board. Ownership includes: (i) shares of our stock acquired on the open market or purchased through the exercise of stock options or settlement of any other type of equity award (such as restricted stock, RSUs, deferred stock or a deferred stock unit); (ii) vested equity awards (other than stock options or stock appreciation awards); and (iii) vested shares of our stock allocated under any tax-qualified plan (although non-employee directors may not participate in the 401(k), if a director previously was an employee and participated in the plan, such shares would count as “owned”). Shares held individually or jointly or by a “family member” (as defined in the securities laws which would include certain trusts, family partnerships and foundations) would count as “owned” by the non-employee director. Stock options and unvested equity awards do not count towards the stock ownership requirement. The Ownership Guidelines are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

Indemnification Agreements

In 2011, Ascena entered into indemnification agreements (collectively, the “Indemnification Agreements”) with each of the members of the Board. Subsequently, after the commencement of their employment with the Company, Ascena entered into Indemnification Agreements with Dirk Montgomery, Executive Vice President and Chief Financial Officer (“CFO”), and John Sullivan, Executive Vice President and Chief Operating Officer (“COO”). Mr. Montgomery resigned as the Company’s CFO effective August 29, 2014. The Indemnification Agreements supplement the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and bylaws and Delaware law in providing certain indemnification rights to these individuals. The Indemnification Agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Delaware law and to any greater extent that Delaware law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the Indemnification Agreements, by reason of the fact that such individuals are or were our directors or officers, subject to certain exclusions and procedures set forth in the Indemnification Agreements.

FISCAL 2014 DIRECTOR COMPENSATION TABLE

The following table provides each element of non-employee director compensation for fiscal 2014.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	All Other Compensation ($)	Total ($)
Kate Buggeln	100,000	99,750	0	199,750
Klaus Eppler	75,000	99,750	0	174,750
Randy L. Pearce	105,000	99,750	0	204,750
John Usdan	105,000	99,750	0	204,750

(1)	Reflects the aggregate grant date fair value of RSU awards calculated in accordance with ASC Topic 718. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in Note 19 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 26, 2014.

As of July 26, 2014, the aggregate number of vested and unvested RSUs and vested and unvested stock options held by each non-employee director was:

Name	Number of Vested RSUs	Number of Unvested RSUs	Number of Vested Options	Number of Unvested Options
Kate Buggeln	1,666	8,334	63,334	6,668
Klaus Eppler	1,666	8,334	58,332	6,668
Randy L. Pearce	1,666	8,334	96,664	6,668
John Usdan	1,666	8,334	63,332	6,668

Do you have a written Code of Ethics?

Yes, our “Code of Ethics for Senior Financial Officers” is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.” This code complies with the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. If we amend or waive a provision of our “Code of Ethics for Senior Financial Officers” that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, we will post such information at this location on our website. A copy of the code of ethics will be provided to any stockholder upon request.

Do you have a Whistleblower Policy?

Yes, as required by the Sarbanes-Oxley Act of 2002, we have established a confidential hotline for associates to call with any information regarding concerns about accounting or auditing matters. All calls are referred to the Chair of the Audit Committee. Our “Whistleblower Policy” is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

How can I communicate with members of the Board?

You may contact any member of the Board by writing to our Board at:

Ascena’s Board of Directors

c/o Chair of the Audit Committee

Ascena Retail Group, Inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

To the extent reasonably practical under the circumstances, all such communications are treated confidentially and you can remain anonymous when communicating your concerns.

When does your fiscal year end?

Our fiscal years end on the last Saturday in July. References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year ends. For example, the fiscal year ended July 26, 2014 is referred to as “fiscal 2014.”

PROPOSAL ONE

ELECTION OF DIRECTORS

Our second amended and restated certificate of incorporation, as amended, provides for a classified Board divided into three classes, each with a staggered three-year term of office and each class of directors as nearly equal in number as possible. At the Annual Meeting, three directors are to be elected for three-year terms. On the recommendation of the Nominating Committee, the Board has nominated David Jaffe, Klaus Eppler and Kate Buggeln, current directors whose terms of office expire at the Annual Meeting, for election for three-year terms expiring at the 2017 Annual Meeting of Stockholders. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any Board nominee will be unable or unwilling to stand for election, but should any such nominee be unavailable for election for any reason, your proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three nominees with the most votes for election for the three-year terms will be elected. A stockholder’s proxy will be voted FOR the three nominees described in this Proxy Statement unless the stockholder instructs the proxy holders to the contrary in his or her proxy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

Information about Director Nominees:

Following is information regarding the nominees and the other continuing directors.

Name of Director and Age	Director Since
David Jaffe, 55	2001
Klaus Eppler, 84	1993
Kate Buggeln, 53	2004

DAVID JAFFE has been our President and CEO since 2002. Previously, he had been Vice Chairman and Chief Operating Officer since 2001. Mr. Jaffe joined our Company in 1992 as Vice President, Business Development and became Senior Vice President in 1995, Executive Vice President in 1996 and Vice Chairman in 2001. He is the son of Elliot S. and Roslyn S. Jaffe. Elliot S. Jaffe is Non-Executive Chairman of the Board and an executive officer. Roslyn S. Jaffe is a co-founder and Director Emeritus. David Jaffe is the brother of Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, who owns approximately 5% of the Company’s stock. The Board selected Mr. Jaffe to serve as a director based on his extensive retail and financial background.

KLAUS EPPLER is a pensioned partner in the law firm of Proskauer Rose LLP. He was an equity partner of Proskauer Rose LLP from 1965 to 2001. Mr. Eppler is also a director of Bed Bath & Beyond Inc. Mr. Eppler has served as a director of one or more retailers continuously for over 35 years. Throughout his career as a practicing attorney, he represented numerous public companies, including many retail companies. The Board selected Mr. Eppler to serve as a director based on his knowledge and experience in securities law, corporate governance and the retail industry, each of which strengthen the Board’s collective qualifications, skills and experience.

KATE BUGGELN is a Senior Advisor with Irving Place Capital and serves on the Governing Board of the Business Council for Peace. Ms. Buggeln has provided business strategy and brand management consulting services since 2005. Ms. Buggeln was Senior Vice President, Strategic Planning and Business Development at Coach, Inc. from 2001 to 2004. Ms. Buggeln is also a director of VS Holdings, Inc., the parent company of The

Vitamin Shoppe, Inc. She previously served on the board of directors of Timberland Company until its acquisition in September 2011. The Board selected Ms. Buggeln to serve as a director based on her strong background in strategic planning, marketing and new business development.

Directors with Terms Expiring in 2015

Name of Director and Age	Director Since
John Usdan, 56	2002
Randy L. Pearce, 59	2005

JOHN USDAN has, since 1981, been President of Midwood Management Corporation, a company specializing in real estate ownership, development and management. The Board selected Mr. Usdan to serve as a director because of his strong background in real estate and strategic planning.

RANDY L. PEARCE was from February 2011 until his retirement on June 30, 2012, President of Regis Corporation, an owner, operator and franchisor of hair and retail product salons. From 1998 until February 2011, Mr. Pearce served as Senior Executive Vice President, Chief Financial and Administrative Officer of Regis Corporation, and held various executive positions at Regis Corporation since 1985. The Board selected Mr. Pearce to serve as a director based on his extensive financial background in auditing and in internal controls over financial reporting of large publicly held retail companies. Mr. Pearce is a director and Chair of the Audit Committee of Appliance Recycling Centers of America.

Directors with Terms Expiring in 2016

Name of Nominee and Age	Director Since
Elliot S. Jaffe, 88	1966
Michael W. Rayden, 66	2009

ELLIOT S. JAFFE, Co-founder of our Company and, as of January 1, 2013, Non-Executive Chairman of the Board, previously served as Chief Executive Officer from the founding of our Company in 1962 until 2002. Mr. Jaffe is the spouse of Roslyn S. Jaffe, a co-founder and Director Emeritus of our Company, and they are the parents of David Jaffe, a director and the CEO of our Company, Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, who owns approximately 5% of the Company’s stock. The Board selected Mr. Jaffe to serve as a director based on his over 60 years of experience in the apparel industry and broad knowledge of our business, including as our founder, as our Chairman/Non-Executive Chairman for over 50 years, and as our Chief Executive Officer for 40 years.

MICHAEL W. RAYDEN, is the President and Chief Executive Officer of Justice. Prior to the acquisition of Tween Brands, Inc. by the Company on November 25, 2009, Mr. Rayden served as Chief Executive Officer of Justice since March 1996 and was elected Chairman of the Board of Justice in August 1999. Mr. Rayden also served as the President of Justice from March 1996 until January 2007. Before joining Justice, he served as President, Chief Executive Officer and Chairman of the Board of Pacific Sunwear of California, Inc. from 1990 to 1996, President and Chief Executive Officer, and board member of The Stride Rite Corporation from 1987 to 1989, and President and Chief Executive Officer of Eddie Bauer Inc. from 1984 to 1987. The Board selected Mr. Rayden to serve as a director based on his extensive experience as the chief executive officer of specialty retailers, and his experience having served on the boards of directors of retailers.

On October 17, 2014, Mr. Rayden informed the Company of his intention to retire. On October 20, 2014, the Company, Justice and Mr. Rayden entered into a retirement agreement and release (the “Rayden Retirement Agreement”) pursuant to which Mr. Rayden will retire from his employment with Justice and resign from the Board on January 24, 2015 or such earlier date as mutually agreed to between Mr. Rayden and the Company.

Compensation Committee Interlocks and Insider Participation

During fiscal 2014, Kate Buggeln, Randy L. Pearce and John Usdan served as members of our Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company during fiscal 2014 or is formerly an officer or employee of the Company. No executive officer of the Company served during fiscal 2014 as a director or member of a compensation committee of any entity one of whose executive officers served on the Board or the Compensation Committee of the Company.

Independence Determination

Our Board has determined that a majority of the Board and all members of the standing committees are independent pursuant to applicable SEC and NASDAQ Stock Market rules, and, in addition, in the case of the Compensation Committee, pursuant to applicable tax rules. Our independent directors are Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the compensation philosophy, objectives, policies and practices with respect to our named executive officers (the “NEOs”). The NEOs for fiscal 2014 were David Jaffe, President and CEO, Elliot S. Jaffe, Non-Executive Chairman of the Board, Dirk Montgomery, Executive Vice President and CFO, Michael W. Rayden, President and Chief Executive Officer of Justice, and John Sullivan, Executive Vice President and COO. Mr. Montgomery resigned from the Company effective August 29, 2014. On October 17, 2014, Mr. Rayden informed the Company of his intention to retire. On October 20, 2014, the Company, Justice and Mr. Rayden entered into the Rayden Retirement Agreement pursuant to which Mr. Rayden will retire from his employment with Justice on January 24, 2015 or such earlier date as mutually agreed to between Mr. Rayden and the Company.

Executive Summary

Our Business – Integration, Strategic Initiatives and Investment in our Future

In fiscal 2014, our executive team, headed by our NEOs, in addition to managing approximately 4,000 specialty retail stores selling apparel for women and tween girls and boys under five retail brands, continued to manage the efforts to integrate the Charming Shoppes businesses acquired in June 2012, and undertook and completed a number of significant strategic initiatives to create synergies among the Company’s brands in areas such as the operation and transformation of distribution and fulfillment centers, development of product design and sourcing, implementation of building projects and enhancements to our information technology systems.

To support these strategic initiatives, we made a historically high investment of $477.5 million in capital expenditures in fiscal 2014, compared to $290.9 million in fiscal 2013. Our major non-routine projects included the following:

•	the expansion of our distribution center in Etna, Ohio to serve the approximately 4,000 specialty retail stores operated by our five brands;

•	the conversion of our distribution center in Greencastle, Indiana to an e-commerce fulfillment center to serve all of our brands’ e-commerce businesses;

•	investments in new hardware and software systems to be used by the Company and all of our brands;

•	the continued migration to common IT platforms for our Company-wide point-of-sales systems, merchandise systems, warehouse management systems and financial systems;

•	the completion of the renovation and expansion of our Mahwah, New Jersey building, which now serves as the corporate office for dressbarn, with an adjacent building now serving as the Company’s corporate office;

•	the commencement of construction of a new building in Duluth, Minnesota, that will house the maurices headquarters and the operations of our Shared Services Group; and

•	the completion of our new Shared Services Group office building, which is adjacent to our Etna, Ohio distribution center.

Strong Link Between Pay and Performance

Our executive compensation program is designed to attract and retain quality leaders with an emphasis on pay for performance and creating long-term sustainable and profitable growth. Our compensation program includes significant performance-based remuneration and is designed to ensure that our executives have a larger portion of their total compensation “at risk” based on Company performance than we believe is generally the case with specialty retailers. We believe this feature creates a meaningful incentive for outstanding performance and an effective retention tool. Two of the elements (the semi-annual incentive bonuses and long-term performance-based incentive compensation) are entirely “at risk” based on Company performance and will not be earned if the threshold performance goals are not achieved. Awards made under our Long-Term Incentive Plans (“LTIPs”) consist of performance stock units (“PSUs”) that will be settled in fully vested shares of our common stock, subject to and upon the attainment of the performance goals.

The Compensation Committee sets the applicable performance goals for our semi-annual cash incentive bonus programs at the beginning of the fall and spring seasons using challenging but realizable targets so that achievement of the goals is both uncertain and objective. These goals are based upon the financial plan approved by our Board. Our goal setting process is based on historical operating trends and considers prior fiscal year financial performance as well as various factors affecting our Company. In setting the targets for these incentive bonus programs for fiscal 2014, the Compensation Committee considered the significant level of capital expenditures. As a result, target achievement was set at levels that were lower for fiscal 2014 than fiscal 2013, but that were still difficult to achieve.

Fiscal 2014 was a challenging year for the Company against the backdrop of a difficult retail and macroeconomic environment. Evidence of the strong link between pay and performance is the fact that our President and CEO did not earn any cash bonus in fiscal 2014 because we failed to achieve financial targets and our common stock underperformed. In addition, none of our other NEOs earned any cash bonus based on the Company’s EBITDA in fiscal 2014, because the actual EBITDA achieved in fiscal 2014 was lower than the target level needed to achieve a payout of such cash bonuses. Mr. Montgomery and Mr. Sullivan did receive cash bonuses for fiscal 2014 of $90,454 and $204,007, respectively, based on keeping expenses below their department’s SG&A targets, and by achieving certain synergy savings as a result of combining various duplicative functions of the Company and Charming Shoppes.

New Market-Driven CEO Employment Agreement

In March 2014, the Compensation Committee determined that it was in the best interest of the Company to enter into a new employment agreement with David Jaffe to continue his service as the Company’s President and CEO. Mr. Jaffe’s prior employment agreement was due to expire in September 2014. As discussed below, the new employment agreement is substantially similar to his prior employment agreement, except that certain changes were made to better reflect market practices by further aligning Mr. Jaffe’s compensation with other comparable senior executive officers in our peer group and by eliminating Mr. Jaffe’s right to receive severance on a termination for good reason solely upon a change in control.

Say-on-Pay and Say-on-Frequency

At our 2013 Annual Meeting of Stockholders we asked our stockholders to vote to approve, on an advisory basis, the 2013 compensation paid to our NEOs. Our stockholders overwhelmingly approved our NEO compensation, with over 95% of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2014, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation Committee continued our general approach to executive compensation for 2014. We believe our programs are effectively designed and are working well.

In addition, consistent with the preference expressed by our stockholders at the 2011 Annual Meeting of Stockholders in our say-on-frequency vote, we currently hold our say-on-pay vote on an annual basis.

Role of our Compensation Committee

Our Compensation Committee reviews and approves salaries and other compensation of all senior executives of the Company (including the NEOs), and its Justice, Lane Bryant, maurices, dressbarn, and Catherines brands. Our Compensation Committee also administers the Stock Incentive Plan, and establishes and reviews the achievement of performance goals and other matters relating to the Company’s annual, semi-annual and long-term bonus and incentive plans for senior executives (including the NEOs), including under the Company’s Executive 162(m) Bonus Plan (the “162(m) Plan”) and the LTIPs (as discussed in more detail below).

Role of our President and Chief Executive Officer in Compensation Decisions

David Jaffe, our President and CEO, annually reviews the performance of each NEO with the Compensation Committee and makes recommendations with respect to each key element of executive compensation for each NEO (excluding himself and our Non-Executive Chairman), as well as other senior executives at the Company and each of our brands. Generally, the Compensation Committee Chair works with our President and CEO in establishing the agenda for Compensation Committee meetings and our President and CEO typically attends meetings to address recommendations on executive compensation, other than with respect to portions of meetings concerning his own compensation or the compensation of our Non-Executive Chairman. Management also prepares and submits information during the course of the year for the consideration of the Compensation Committee, such as information relevant to annual, semi-annual and long-term performance measures and proposed financial targets and proposed recommendations for salary increases and proposed equity award allocations. Based in part on these recommendations and other considerations discussed below, the Compensation Committee reviews and approves the compensation of our NEOs.

Setting the Compensation of our President and Chief Executive Officer

The Compensation Committee sets the compensation of our President and CEO based on the objectives, philosophy and methodology described below. As part of this process, the Compensation Committee reviews and approves the Company’s goals and objectives relevant to our President and CEO’s compensation, including his annual, semi-annual and long-term compensation opportunities, and evaluates his performance in light of those goals and objectives at least twice per year. The semi-annual review of our President and CEO’s performance is conducted by the Compensation Committee. As discussed below, in fiscal 2014 the Compensation Committee reviewed and approved a new employment agreement for our President and CEO.

Compensation Program Objectives and Philosophy

The overall objective of our executive compensation program is to attract highly skilled, performance-oriented executives and to motivate them to achieve outstanding results through appropriate incentives. We focus on the following core principles in structuring an effective compensation program that meets our stated objectives:

Total Compensation

The basic components of total compensation have been developed to provide a comprehensive incentive program that encourages and rewards performance at the individual, brand and corporate levels. Our executive compensation philosophy seeks to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities; cash incentive bonus for shorter-term returns linked to semi-annual Company performance and annual personal performance; and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company. Our annual incentive bonus program is based on semi-annual performance periods to reflect the fall and spring seasons which the Compensation Committee believes more directly incentivize our executives. In addition, for the purposes of cross-brand equalization, we maintain formalized severance pay practices, including our executive severance program for certain of our executives (the “Executive Severance Plan”) in which two of our NEOs participate.

Performance of the Company and our Stock Price

We endeavor to align executive compensation with the achievement of operational and financial results and increases in stockholder value. As discussed above, our compensation program includes significant performance-based remuneration under which performance below threshold levels results in no awards of compensation. This design is intended to ensure that other than their base salary, a significant portion of the total compensation for our executives is “at risk” based on Company performance. However, as described in greater detail below under “Risk Mitigation,” these incentives are designed in a manner that the Compensation Committee believes does not encourage excessive risk taking.

Our executive compensation program for the NEOs also features substantial stock-related components, including time-vesting stock options and LTIPs consisting of PSUs with three-year performance cycles that are settled in fully vested shares of our common stock, subject to and upon the attainment of the performance goals. Our executive compensation program also consists of the limited use of special grants of time-vesting stock options and RSUs. The value of the stock options and RSUs depends on our stock price. Because stock options and RSUs vest over a period of years, and LTIPs are awarded based on the achievement of Company financial metrics over a three-year performance period, the value of these components of compensation to our executives is dependent on the performance of our stock price over a period of several years. This aligns the interests of our executives with the long-term interests of our stockholders.

Role of Compensation Consultants

The Compensation Committee engages an independent compensation consultant, Radford, to provide advice regarding our executive compensation program, which for fiscal 2014 included, among other things: (i) reviewing and making recommendations concerning our executive compensation program; (ii) providing market data; (iii) assisting in the development of the peer group and performance benchmarking; and (iv) advising the Compensation Committee as to best practices. For more information about the Compensation Committee’s engagement of Radford, please see the section above entitled “Questions and Answers About our Board and Corporate Governance Matters – What are the Functions of the Standing Committees – Compensation Committee.”

Management has retained the Hay Group as their executive compensation consultant. The Hay Group participated in the Compensation Committee meetings throughout fiscal 2014 to provide retail, as well as general executive compensation knowledge and expertise. The Hay Group participated in discussions regarding CEO compensation, peer group selection process and executive compensation trends.

Role of Bonus Review Committees

The Company and brand financial goals under the 162(m) Plan are developed by the applicable bonus review committee, which then presents the goals to the Compensation Committee for review and approval. For fiscal 2014, our President and CEO, our CFO, our Vice President of Corporate Compensation and a Company human resources officer served as the bonus review committee under the 162(m) Plan for the NEOs other than Mr. Rayden. For fiscal 2014, our President and CEO, our Vice President of Corporate Compensation, Mr. Rayden and a Justice human resources officer served as the bonus review committee under the 162(m) Plan for Mr. Rayden.

Compensation Benchmarking

For fiscal 2014, a key element of our compensation benchmarking philosophy was to target salary compensation for our senior management positions for the Company and our brands at approximately the 62nd percentile of the local labor market, with salaries of higher level positions and specialized skills focused on a more national market (rather than the local market) due to competition for business and talent across a broader spectrum. This serves two purposes. First, by focusing on the appropriate market we acknowledge the fact that we operate in different labor markets which face different competitors. Second, by targeting the 62nd percentile, it allows us to aggressively court and retain talent. While this may require differences in base salaries, our goal is to balance total compensation to maintain internal equity. In the case of our Non-Executive Chairman, as discussed further below, we do not benchmark his base salary as he is entitled to a cost of living increase to his salary each year pursuant to his employment agreement with the Company. For fiscal 2014, Mr. Rayden’s base salary continued without increase based on the base salary he was paid under his agreement with Justice as in effect prior to the Company’s acquisition of Justice.

Consistent with our market, in benchmarking compensation we also differentiate between those executives who have only brand responsibilities and those, such as our CEO and Messrs. Montgomery and Sullivan, with broader, cross-unit jobs. This reflects the higher complexity of positions at the corporate level with a focus on multiple brands versus the brand level with focus solely on the applicable brand.

Further, the Compensation Committee annually reviews a peer group of companies, and approves recommended peer group changes as appropriate. With respect to the total direct compensation paid to our NEOs (other than our Non-Executive Chairman), the Compensation Committee, with the recommendations and advice of its independent compensation consultant, Radford, utilizes and reviews data prepared by Hay Group, Mercer and Equilar. Although it considered industry-based compensation studies and data in order to obtain a general understanding of current compensation practices, the substantial part of the Compensation Committee’s work and compensation decisions have been based on internal discussions and conclusions regarding what compensation levels would produce a competitive compensation package while also providing the requisite performance incentives to drive Company financial and strategic performance.

The purpose of the peer group is to benchmark and review all forms of total direct compensation. Our peer group was selected to reflect as accurately as possible the market for talent and business performance in which we compete. Our fiscal 2014 peer group companies were selected generally based on the following criteria (with a few exceptions of larger and smaller companies):

•	Industry: Most are primarily clothing retailers. Our peer group excludes companies that are primarily manufacturing or general retailers.

•	Size: The companies are roughly one-half to twice the size of the Company in terms of revenue and number of employees.

•	Structure: In general, the companies are multi-divisional to capture the growing complexity of the Company’s business structure.

For fiscal 2014, the Compensation Committee determined that the peer group used for fiscal 2013 was still appropriate, accordingly no additions or deletions were made to our list of peer group companies used in fiscal 2013. Our fiscal 2014 peer group companies were: Abercrombie & Fitch Co. (ANF); Aéropostale, Inc. (ARO); American Eagle Outfitters, Inc. (AEO); Ann Inc. (ANN); Chico’s FAS, Inc. (CHS); The Children’s Place Retail Stores, Inc. (PLCE); DSW Inc. (DSW); Express Inc. (EXPR); Foot Locker, Inc. (FL); L Brands, Inc. (LTD); Ross Stores Inc. (ROST); Signet Jewelers Limited (SIG); The Men’s Wearhouse, Inc. (MW); Urban Outfitters, Inc. (URBN) and Williams-Sonoma Inc. (WSM).

Compensation Program Elements

Our philosophy serves to cultivate a pay-for-performance environment. Our executive compensation program design for the NEOs (other than our Non-Executive Chairman) has six key elements:

•	Base Salary

•	Semi-Annual Incentive Bonuses under our 162(m) Plan

•	Non-Qualified Stock Options

•	RSUs

•	Long-Term Incentives, including LTIPs and, solely with respect to Mr. Rayden, a performance-based Long-Term EBITDA Bonus payable as cash compensation.

•	Severance Protection Benefits

We do not consider employee benefits to be a key element of executive compensation for our NEOs. Other than certain perquisites Mr. Rayden was entitled to pursuant to his employment arrangement with Justice prior to its acquisition by the Company that were preserved by the Company, as described below under “Executive Perquisites,” we generally do not provide significant perquisites to our NEOs. For a description of perquisites received by our NEOs in fiscal 2014, see the details of the amounts included in the “All Other Compensation” column of the Summary Compensation Table below.

We allocate compensation between short-term and long-term components and between cash and equity in order to maximize executive performance and retention. Long-term compensation and equity awards comprise an increasingly larger proportion of total compensation of our senior executives as position level increases based on our belief that these elements of compensation more closely align management’s interests with our financial performance and with our stockholders’ interests.

Base Salary

Base salary represents the annual salary paid to each NEO. For fiscal 2014, we sought to target salaries for our NEOs (excluding our Non-Executive Chairman and Mr. Rayden) at approximately the 62nd percentile of our peer group based on the experience and tenure of the NEO and the applicable labor market in which the NEO operates. To honor Mr. Rayden’s contractual entitlements from prior to our acquisition of Justice, Mr. Rayden’s annual salary was at a higher percentile than the other NEOs. We do not benchmark base salary for our Non-Executive Chairman, who is entitled to a cost of living increase to his salary each year pursuant to his employment agreement with the Company. We review base salaries in the first quarter of each new fiscal year and increases, where applicable, are typically effective on or about October 1 of the new fiscal year.

For fiscal 2014, Mr. David Jaffe’s base salary was maintained at $1,000,000. In connection with a general merit-based increase in salaries for all employees to reflect a balance of our performance in a challenging economic environment and cost of living increases, for fiscal 2014, Messrs. Sullivan and Montgomery received base salary increases to $659,200 and $592,250, respectively. Mr. Elliot S. Jaffe’s salary was increased for fiscal 2014 to $408,196 to reflect a 2.1% cost of living increase in accordance with the terms of his employment agreement. Mr. Rayden did not receive a salary increase for fiscal 2014 and was paid a salary at the annual rate of $1,050,000. For fiscal 2014, Mr. David Jaffe’s base salary was in approximately the 63rd percentile for chief executive officers in our peer group; Mr. Rayden’s base salary was approximately in the 75th percentile for chief executive officers in our peer group; Mr. Montgomery’s base salary was approximately in the 62nd percentile for chief financial officers in our peer group; and Mr. Sullivan’s base salary was approximately in the 62nd percentile for chief operating officers in our peer group.

New Employment Agreement for our President and CEO

In March 2014, the Compensation Committee determined that it was in the best interest of the Company to enter into a new employment agreement with David Jaffe to continue his service as the Company’s President and CEO. Mr. Jaffe’s prior employment agreement was due to expire in September 2014. In line with general market practice for public company chief executive officers, the new employment agreement extended the term of Mr. Jaffe’s employment for an additional three years through September 2017.

Mr. Jaffe’s new employment agreement modified his prior agreement to reflect certain compensation practices that further align Mr. Jaffe’s compensation with other comparable senior executive officers in our peer group, including:

•	Eliminating certain perquisites previously provided to Mr. Jaffe;

•	Eliminating a “single trigger” provision that provided for severance upon a good reason termination that was based solely on the occurrence of a change in control;

•	Consistent with the market data provided by Hay Group, providing for severance in connection with a termination without cause or for good reason equal to two times his base salary, rather than the full amount of base salary he otherwise would have received for the remainder of the term, and

•	Consistent with the market data provided by Hay Group, in lieu of the foregoing severance, providing for enhanced severance benefits in connection with a termination without cause or for good reason within 24 months following a change in control equal to two times the sum of his base salary and an amount equal to the aggregate incentive compensation paid to Mr. Jaffe for the two prior completed seasons.

In addition, to further align Mr. Jaffe’s compensation with that of other senior executive officers, his new employment agreement provides that he will be eligible to receive (i) a pro rata bonus for the season in which his employment is terminated without cause, for good reason, or due to his death or his disability and (ii) Company paid coverage of his cost for health insurance above the active employee rate during the period he is eligible for COBRA in the event his employment is terminated without cause or for good reason. Finally, consistent with market practice, Mr. Jaffe’s new employment agreement provides that in the event he becomes eligible for payment and benefits in connection with a change in control that are “parachute payments” under Section 280G of the Code, such payments will be reduced below the 280G threshold unless he would be better off receiving the full amount and paying the excise tax.

Executive 162(m) Bonus Plan

The Compensation Committee believes that a substantial percentage of each executive officer’s annual compensation should be tie directly to the financial performance of the Company. For fiscal 2014, four of our five NEOs (Messrs. David Jaffe, Rayden, Montgomery and Sullivan) participated in the 162(m) Plan for both the fiscal 2014 fall and spring seasons. Mr. Elliot S. Jaffe does not participate in any of our incentive bonus plans. We structure the Company’s incentive bonus plans to encourage the achievement of above-market annual performance targets and to recognize annual Company performance. The incentive bonus plans help to focus our NEOs on key annual financial objectives and business drivers, which we believe will support growth of Company EBITDA , improvement in overall operations and increases in stockholder value. “EBITDA” represents Earnings before Interest, Taxes, Depreciation and Amortization, and is a financial metric which our Board views as one of our key measures of generating stockholder value. For this reason, a portion of the annual goals under our incentive bonus plans are based on achievement of EBITDA targets approved by the Compensation Committee as adjusted to reflect extraordinary and other special items, including exclusion of the financial effects of any unbudgeted disposal of a business or acquisition, start-up, new joint venture or disposition of an asset.

The 162(m) Plan provides for semi-annual goals and payouts based on 6-month performance periods for the fall and spring seasons rather than annual goals and payouts. This structure allows for mid-year reevaluation of performance targets and provides an incentive for our NEOs to focus on meeting goals in the second half of the fiscal year in circumstances when business performance and macro-economic conditions decline or improve relative to our budgeted plan. For fiscal 2014, the fall season was from July 28, 2013 through January 25, 2014 and the spring season was from January 26, 2014 through July 26, 2014. For fiscal 2014, the Compensation Committee determined to maintain the same performance goals used for fiscal 2013.

We establish the target amount of an NEO’s incentive bonus as a percentage of base salary for the performance period based on the NEO’s position level. This approach places a proportionately larger percentage of total annual pay at risk based on Company performance for our NEOs relative to position level. For fiscal 2014, the target award opportunity for our NEOs (excluding our Non-Executive Chairman) was as follows: Mr. David Jaffe-125% of base salary; Mr. Rayden-120% of base salary (reflecting his preexisting contractual rights with Justice); Mr. Montgomery- 90% of base salary and Mr. Sullivan- 90% of base salary. Higher and lower percentages of base salary may be earned if minimum performance levels or performance levels above target are achieved. The maximum bonus opportunity under the 162(m) Plan is 200% of the seasonal target bonus to align our NEO incentive bonus program with those maintained by our competitors which typically provide for increased payouts for outstanding performance but also place a maximum cap on annual bonus opportunity to avoid inappropriate risk-taking.

The 162(m) Plan is designed in a manner intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) which generally disallows a Federal income tax deduction to any publicly held corporation for non-performance-based compensation paid to NEOs (other than the principal financial officer) in excess of $1,000,000 in any taxable year. The Compensation Committee structures awards under the 162(m) Plan to provide compensation that is intended to qualify as “performance-based compensation” that is excluded from the $1,000,000 deductibility cap. The maximum performance award payable to any individual under the 162(m) Plan for any one-year performance period is currently $10,000,000 (pro-rated for performance periods of less than one year). As our former CFO, Mr. Montgomery’s compensation was not subject to the limitation under Section 162(m) of the Code. The Compensation Committee, however, determined that given his position and the potential that he could have grown into a position that is covered under Section 162(m) of the Code, his bonuses were granted under the 162(m) Plan.

The performance goals set by the Compensation Committee for Mr. David Jaffe for the fiscal 2014 fall season were as follows:

•	25% based on the level of achievement against a target cumulative increase of 5% in the Company’s comparable sales plan for the season; and

•	75% based on the level of achievement against target cumulative Company EBITDA of $283,944,000 for the season.

Achievement of a cumulative level of performance of both performance goals was required for him to be eligible to earn a bonus for the fall season. The seasonal bonus payout to him at cumulative target performance was his seasonal target bonus, at cumulative threshold performance was 50% of his seasonal target bonus and at cumulative maximum performance target was 115% of his seasonal target bonus, with interpolation between the target levels. No amount would be earned for cumulative performance below the cumulative threshold performance level.

For the fiscal 2014 spring season, the Compensation Committee determined that basing the bonus for Mr. David Jaffe on cumulative performance of both performance goals was not an adequate incentive as the failure to achieve one of the performance goals could result in a reduced or no bonus being earned even if the other performance goal was achieved at or near maximum level. Accordingly, to align his seasonal bonus with the methodology used for our other NEO’s under the 162(m) Plan, the Compensation Committee determined that for the fiscal 2014 spring season, Mr. David Jaffe would be eligible to earn a seasonal bonus payment attributable to each specific performance goal based on the level of performance achieved for such performance goal, with no amount earned for a performance goal for performance below the threshold level for that performance goal.

The performance goals set by the Compensation Committee for Mr. David Jaffe for the fiscal 2014 spring season were as follows:

•	25% based on achievement of a cumulative target increase of 4.5% (with 2.5% as threshold and 6.5% as maximum performance) in the Company’s comparable sales plan for the fiscal 2014 spring season; and

•	75% based on the achievement of target cumulative Company EBITDA of $260,699,000 (with $226,371,000 as threshold and $321,689,000 as maximum performance) for the fiscal 2014 spring season.

The seasonal bonus payout to him at target performance was his seasonal target bonus, at threshold performance was 50% of his seasonal target bonus and, as a result in the change in methodology and consistent with the seasonal bonuses for our other NEO’s under the 162(m) Plan, at maximum performance target was increased from 115% to 200% of his seasonal target bonus, with interpolation between the target levels.

Mr. David Jaffe’s target bonus for each season was 50% of 125% of his $1,000,000 base salary. The results for Mr. David Jaffe under the 162(m) Plan for fiscal 2014 were as follows:

Fiscal 2014 – Fall Season Performance Goals	Performance Level Achieved
Consolidated Comparable Sales Plan:
Cumulative	2.3%

Consolidated EBITDA:
Cumulative	$239,227,000
Actual Percentage Achieved of Fiscal 2014 Fall Target Bonus:	84.25%
Total Fiscal 2014 Fall Payout	$0

Fiscal 2014 – Spring Season Performance Goals	Performance Level Achieved
Consolidated Comparable Sales Plan:
Cumulative	-1.6%

Consolidated EBITDA:
Cumulative	$207,860,000
Actual Percentage Achieved of Fiscal 2014 Spring Target Bonus:	79.7%
Total Fiscal 2014 Spring Payout	$0

The performance goals set by the Compensation Committee for Messrs. Montgomery and Sullivan for the fiscal 2014 fall season were as follows:

•	80% (40% fall and 40% spring) based on achievement of Company EBITDA plan as follows:

Threshold	Target	Maximum
$259,058,000	$283,944,000	$326,265,000

•	10% (5% fall and 5% spring) based on achievement of Company SG&A expense plan for total operations for Mr. Sullivan and for total finance for Mr. Montgomery as follows:

NEO	Threshold	Target	Maximum
Sullivan	$58,575,000	$50,935,000	$40,748,000
Montgomery	$15,159,000	$13,182,000	$10,546,000

•	10% (5% fall and 5% spring) based on achievement of Company Synergy Savings plan for total operations for Mr. Sullivan and for total finance for Mr. Montgomery as follows:

NEO	Threshold	Target	Maximum
Sullivan	$1,679,000	$1,975,000	$2,370,000
Montgomery	$1,361,000	$1,601,000	$1,921,000

The different goals for Messrs. Sullivan and Montgomery reflect the specific focus of their positions with the Company.

Messrs. Montgomery and Sullivan’s target bonuses for the fiscal 2014 fall season were 50% of 90% of their base salary of $592,250 and $659,200, respectively (i.e., target bonuses of $266,513 for Mr. Montgomery and $296,640 for Mr. Sullivan). The bonus payout to each at target performance was the target bonus, at threshold performance was 50% of their target bonus and at maximum performance was 200% of the target bonus, with interpolation between the target levels. Messrs. Montgomery and Sullivan would not be eligible for a bonus payment for performance below the threshold level.

The results for Mr. Sullivan under the 162(m) Plan for the fiscal 2014 fall season was as follows:

Actual Company EBITDA Achieved	Percentage of Company EBITDA Target Achieved	Actual Company SG&A plan for total operations Achieved	Percentage of Company SG&A plan for total operations Achieved	Actual Company Synergy Savings plan for total operations Achieved	Percentage of Company Synergy Savings plan for total operations Achieved	Payment
$239,227,000	84.25%	$45,318,000	89%	$2,393,000	121%	$105,337

The results for Mr. Montgomery under the 162(m) Plan for the fiscal 2014 fall season was as follows:

Actual Company EBITDA Achieved	Percentage of Company EBITDA Target Achieved	Actual Company SG&A plan for total finance Achieved	Percentage of Company SG&A plan for SG&A plan for total finance Target Achieved	Actual Company Synergy Savings plan for total financial operations Achieved	Percentage of Company Synergy Savings plan for total financial operations Target Achieved	Payment
$239,227,000	84.25%	$12,143,000	92%	$2,573,000	161%	$90,454

The performance goals set by the Compensation Committee for Messrs. Montgomery and Sullivan for the fiscal 2014 spring season were as follows:

•	80% (40 % fall and 40% spring) based on achievement of the same Company EBITDA plan as was applicable to Mr. David Jaffe for the fiscal 2014 spring season as follows:

Threshold	Target	Maximum
$226,371,000	$260,699,000	$321,689,000

•	10% (5% fall and 5% spring) based on achievement of Company SG&A expense plan for total operations for Mr. Sullivan and for total finance for Mr. Montgomery as follows:

NEO	Threshold	Target	Maximum
Sullivan	$71,907,000	$62,528,000	$50,022,000
Montgomery	$16,743,000	$14,559,000	$11,647,000

•	10% (5% fall and 5% spring) based on achievement of Company Synergy Savings plan for total operations for Mr. Sullivan and for total finance for Mr. Montgomery as follows:

NEO	Threshold	Target	Maximum
Sullivan	$6,543,000	$7,698,000	$9,238,000
Montgomery	$4,605,000	$5,418,000	$6,502,000

The different goals for Messrs. Sullivan and Montgomery reflect the specific focus of their positions with the Company.

Messrs. Montgomery and Sullivan’s target bonuses for the fiscal 2014 spring season were 50% of 90% of their base salary of $592,250 and $659,200, respectively (i.e., target bonuses of $266,513 for Mr. Montgomery and $296,640 for Mr. Sullivan). The bonus payout to each at target performance was the target bonus, at threshold performance was 50% of their target bonus and at maximum performance was 200% of the target bonus, with interpolation between the target levels. Messrs. Montgomery and Sullivan would not be eligible for a bonus payment for performance below the threshold level.

The results for Mr. Sullivan under the 162(m) Plan for the fiscal 2014 spring season was as follows:

Actual Company EBITDA Achieved	Percentage of Company EBITDA Target Achieved	Actual Company SG&A plan for total operations Achieved	Percentage of Company SG&A plan for total operations Achieved	Actual Company Synergy Savings plan for total operations Achieved	Percentage of Company Synergy Savings plan for total operations Achieved	Payment
$207,860,000	80%	$53,107,000	85%	$8,683,000	113%	$98,670

The results for Mr. Montgomery under the 162(m) Plan for the fiscal 2014 spring season was as follows:

Actual Company EBITDA Achieved	Percentage of Company EBITDA Target Achieved	Actual Company SG&A plan for total finance Achieved	Percentage of Company SG&A plan for SG&A plan for total finance Target Achieved	Actual Company Synergy Savings plan for total financial operations Achieved	Percentage of Company Synergy Savings plan for total financial operations Target Achieved	Payment
$207,860,000	80%	$11,625,000	80%	$7,380,000	136%	$0

However, because Mr. Montgomery resigned from the Company prior to the date of the payment of the bonus under the 162(m) Plan for the fiscal 2014 season, under the terms of the 162(m) Plan he was not eligible to receive the payment set forth above and therefore he received no bonus payment for the fiscal 2014 spring season.

The performance goal set by the Compensation Committee for Mr. Rayden for fiscal 2014 was based on achievement of Justice EBITDA plan as follows:

	Threshold	Target	Maximum
Fiscal 2014 Fall Season	$181,664,000	$203,080,000	$233,542,000
Fiscal 2014 Spring Season	$78,894,000	$87,000,000	$100,050,000

Mr. Rayden’s target bonus for each season was 50% of 120% of his $1,050,000 base salary. The seasonal bonus payout to Mr. Rayden at target performance was his seasonal target bonus, at threshold performance was 50% of his seasonal target bonus and at maximum performance target threshold performance was 200% of his seasonal target bonus, with interpolation between the target levels. Mr. Rayden would not be eligible for a seasonal bonus payment for performance below the threshold level.

The results for Mr. Rayden under the 162(m) Plan for fiscal 2014 were as follows:

	Actual Justice EBITDA Achieved	Percentage of Target Achieved	Payment
Fiscal 2014 Fall Season	$145,148,000	71%	$0
Fiscal 2014 Spring Season	$51,363,000	59%	$0

Fiscal 2015 Fall Season 162(m) Plan – The performance goals under the 162(m) Plan for Messrs. David Jaffe, Sullivan and Rayden for fiscal 2015 fall season and the percentage of their target award opportunities subject to the achievement of each goal have been generally structured in the same manner as their fiscal 2014 goals. Because it is anticipated that he will continue to perform his normal duties through the end of fiscal 2015 fall season, the Compensation Committee determined that Mr. Rayden will be entitled to receive an amount equal to his bonus for the fiscal 2015 fall season. Mr. Rayden will not be eligible to receive a bonus for the fiscal 2015 spring season.

Equity Awards under the Company’s Stock Incentive Plan

NEOs generally receive annual grants of equity awards under our Stock Incentive Plan as follows:

Minimum Vesting

While we generally grant awards under the Stock Incentive Plan with 4-year vesting schedules, our Stock Incentive Plan contains minimum vesting schedules for stock options (3-year vesting) and restricted stock and RSU awards (2-year vesting), with a carve-out for vesting on death, disability, retirement, change-in-control, and termination without cause or for good reason, as such terms are defined in the plan. There is a 5% allowable basket (i.e., 5% of the total share reserve) for equity awards with a shorter vesting schedule.

Non-Qualified Stock Options

Our NEOs are granted annual awards of nonqualified stock options. Options granted to the NEOs prior to fiscal 2010 vest 20% per year for five years following the grant date. Options granted to the NEOs in and after fiscal 2010 vest 25% per year for four years following the grant date, which vesting schedule aligns our equity grant practices with those of the other members of our peer group. The exercise price of a stock option is equal to the fair market value of our common stock on the grant date which under the Stock Incentive Plan is defined as the average of the high and low Company stock prices on the date of grant. Options granted prior to December 11, 2012 typically have a term of ten years. The maximum term for options granted on or after December 11, 2012 is seven years.

The Company generally awards stock options to the NEOs on an annual cycle. On September 25, 2013, the following NEOs were granted the following number of stock option grants with a per share exercise price of $19.91, the fair market value of a share of our stock on the date of grant, as determined under the Stock Incentive Plan: David Jaffe – 375,000 options; Michael W. Rayden – 80,000 options; Dirk Montgomery – 20,000 options; and John Sullivan – 35,000 options. Elliot S. Jaffe received an award of 5,000 RSUs in lieu of any stock options.

The Compensation Committee generally determines each participant grant in accordance with pre-established option grant guidelines (which are primarily based on the participant’s level of responsibility with the Company or respective brand). Our President and CEO may exercise discretion in his recommendations to the Compensation Committee for grants of stock options for all executives, including the NEOs, excluding himself and our Non-Executive Chairman. Our President and CEO may recommend an increase or decrease to the stock option grant guidelines for a given executive, based on individual performance. All grants are made by the Compensation Committee.

The Compensation Committee has a practice of not granting any stock options until at least one business day after the Company has issued its quarterly and/or annual earnings release, as well as the public release of any other pending material non-public information.

Special Equity Grants

The Compensation Committee may also make other equity grants from time to time during the course of the year, such as when a new employee is hired, a current employee is promoted or recognition of special achievement. No special equity grants were made to our NEOs in fiscal 2014.

Post-Termination Continued Vesting and Exercisability of Employee Options in Certain Circumstances

If an employee ceases to be an employee of the Company for any reason (other than for Cause, as defined under the Stock Incentive Plan) and the employee has achieved the Total Years Test as of his or her last day of employment, then all of such employee’s unvested stock options will continue to vest and remain exercisable after the date of termination through the one year anniversary of the vesting date of the last unvested option under the applicable stock option award, but not longer than the original term of each option.

In addition, all of an employee’s unvested restricted stock will become fully vested upon achievement of the Total Years Test, any shares of restricted stock granted to the employee following achievement of the Total Years Test will be fully vested upon grant, and the employee’s RSUs will become fully vested upon the employee’s death, disability, termination (other than for cause) or upon a change in control of the Company on or after achievement of the Total Years Test.

The “Total Years Test” means 75 years, based on the sum of (i) the total number of years of employment with the Company or an affiliate, plus (ii) the employee’s age, which will be at least age 60. Of our NEOs, Mr. Elliot S. Jaffe and Mr. Rayden currently satisfy the Total Years Test. Accordingly, upon his retirement any unvested stock options that Mr. Rayden holds as of his retirement date will continue to vest in accordance with the applicable vesting schedule and each of his stock options will remain exercisable until the one year anniversary of the final vesting date of the applicable stock option award, but not longer than the original term of such stock option, and his then outstanding RSUs will become immediately vested.

Long-Term Incentive Plans

The Company grants the NEOs (other than our Non-Executive Chairman) LTIPs under the Stock Incentive Plan consisting of performance based awards in the form of PSUs settled in fully vested shares of our common stock following the end of the performance period and the Compensation Committee’s certification of the performance goals. LTIP performance goals are established annually, and the performance period for each plan consists of three consecutive fiscal years. The LTIPs are intended to give each NEO a substantial incentive to maximize our long-term financial performance. The LTIPs align our pay practices with our peer group, who typically grant restricted stock and RSUs that vest or are settled upon achievement of the performance goals immediately following the end of a performance period.

In fiscal 2012, the Compensation Committee established the 2014 Long-Term Incentive Plan (the “2014 LTIP”) that used a three-year performance period consisting of fiscal 2012, fiscal 2013 and fiscal 2014. In fiscal 2013, the Compensation Committee established the 2015 Long-Term Incentive Plan (the “2015 LTIP”) that uses a three-year performance period consisting of fiscal 2013, fiscal 2014 and fiscal 2015. Messrs. David Jaffe and Rayden participated in the 2014 LTIP. In fiscal 2014, the Compensation Committee established the 2016 Long-Term Incentive Plan (the “2016 LTIP”) that uses a three-year performance period consisting of fiscal 2014, fiscal 2015 and fiscal 2016. During the first quarter of fiscal 2015, the Compensation Committee established the 2017 Long-Term Incentive Plan (the “2017 LTIP”) that uses a three-year performance period consisting of fiscal 2015, fiscal 2016 and fiscal 2017. Messrs. David Jaffe and Sullivan participate in the 2015 LTIP, 2016 LTIP and 2017 LTIP. Mr. Montgomery forfeited his 2015 LTIP, 2016 LTIP and 2017 LTIP upon his resignation. In connection with his retirement, Mr. Rayden will not be eligible to receive any payments under the 2015 LTIP, 2016 LTIP and 2017 LTIP.

The Compensation Committee believes that the goals set under the LTIPs represent an appropriate and substantial degree of difficulty for achieving a payout.

The 2014 LTIP, the 2015 LTIP, the 2016 LTIP and the 2017 LTIP consist of PSUs that, if earned, will be settled in fully vested shares of our common stock following the end of the performance period and the Compensation Committee’s certification of the performance goals. For the 2014 LTIP, the 2015 LTIP, the 2016 LTIP and the 2017 LTIP the participating NEOs were assigned a number of PSUs based on a “target” number of shares of our common stock. As discussed below, the actual number of PSUs earned under the 2014 LTIP was based on the Company’s achievement of Company financial goals during the performance period. The actual number of shares of our common stock to be awarded at the end of a performance period will depend on the Company’s achievement of Company financial goals during the applicable performance period. The awards under the 2014 LTIP, the 2015 LTIP, the 2016 LTIP and the 2017 LTIP are, intended to constitute “performance-based compensation” under Section 162(m) of the Code.

2014 LTIP Performance Goals and Results

Messrs. David Jaffe and Rayden participated in the 2014 LTIP for which the performance period ended on the last day of fiscal 2014. After giving effect to our April 2012 two-for-one stock split, the target number of PSUs that could be earned by such participating NEOs under the 2014 LTIP was as follows: Mr. David Jaffe – 160,000; and Mr. Rayden – 77,970.

The target shares for all participants in the 2014 LTIP, other than Mr. David Jaffe, were divided 50% between the following performance goals: achievement of the Company’s compound annual average ROIC (defined below) and the Company’s total adjusted EBITDA dollar. For Mr. David Jaffe, the target shares in the 2014 LTIP were subject to Company performance goals divided as follows: 33% based on achievement of the Company’s compound annual average ROIC, 33% based on the Company’s total adjusted EBITDA and 34% the Company’s TSR relative to TSR Peer Group (defined below).

The target levels for each performance goal under the 2014 LTIP were as follows:

•	Corporate total EBITDA dollars (in millions):

Threshold	Target	Maximum
$1,260.7	$1,483.2	$1,779.8

•	Company’s compounded annual average return on invested capital (“ROIC”):

Threshold	Target	Maximum
18.8%	22%	26.4%

•	The remaining 34% of Mr. David Jaffe’s 2014 LTIP target shares were allocated to total shareholder return (“TSR”) relative to a peer group of companies as follows:

Threshold	Target	Maximum
between the top 40% up to top 60%	between the top 20% up to top 40%	top 20%

The TSR performance target for the 2014 LTIP (and for the 2015 LTIP and 2016 LTIP as described below) was not included for the NEOs other than for Mr. David Jaffe, as the Compensation Committee believes that there is already sufficient emphasis on share price at the level of vice president and above. The TSR performance target was maintained for Mr. David Jaffe as it remains an important focus for the CEO. The Compensation Committee continues to believe that Company ROIC and EBITDA are appropriate long-term performance plan measures.

For each performance goal, at the threshold level, 50% of the target shares subject to the performance goal would be earned, 100% would be earned for target achievement and 200% would be earned for maximum achievement, with interpolation between the target levels. The peer group with respect to the TSR goals for the 2014 LTIP was (“TSR Peer Group”): Abercrombie & Fitch Co. (ANF); Aéropostale, Inc. (ARO); American Eagle Outfitters, Inc. (AEO); Ann Inc. (ANN); Charming Shoppes, Inc. (CSI); Chico’s FAS, Inc. (CHS); Collective Brands (PSS); Express, Inc. (EXPR); DSW, Inc. (DSW); Foot Locker, Inc. (FL); Stage Stores, Inc. (SSI); Stein Mart, Inc. (SMRT); The Children’s Place Retail Stores, Inc. (PLCE); The Men’s Wearhouse, Inc. (MW); and Urban Outfitters, Inc. (URBN).

The results under the 2014 LTIP were as follows:

2014 LTIP Performance Goals	Result	Percentage of Shares Awarded
Company EBITDA (in millions)	$1,272.1	17.9%
Company ROIC	18.8%	16.5%
TSR relative to TSR Peer Group	69.2%	0%

Payout Percentage of Total Target Shares:
David Jaffe		34.4%
Michael W. Rayden		51.3%

As a result of the performance achieved under the 2014 LTIP, Mr. David Jaffe, received 55,040 fully vested shares of our common stock and Mr. Rayden received 39,999 fully vested shares of our common stock in settlement of their PSUs.

2015 LTIP Goals:

In fiscal 2013, the Compensation Committee adopted the 2015 LTIP in which Messrs. David Jaffe and Sullivan participate. The 2015 LTIP was granted as PSUs that will vest based on the level of performance achieved. The target number of PSUs that may vest and be settled in fully vested shares of our common stock for the NEOs participating under the 2015 LTIP is as follows: Mr. David Jaffe – 250,000; and Mr. Sullivan – 12,000. In connection with his retirement, Mr. Rayden will not be eligible to receive a payment under the 2015 LTIP.

The 2015 LTIP target shares are subject to Company performance goals that are divided 34% and 33%, respectively, for Mr. David Jaffe and 50% for Mr. Sullivan, between the level of achievement of the Company’s compound annual average ROIC and the Company’s total EBITDA dollars, in each case with threshold, target and maximum performance level payouts. The remaining 33% of Mr. David Jaffe’s 2015 LTIP target shares are subject to the Company’s TSR relative to its 2013 peer group, with threshold, target and maximum performance level payouts.

2016 LTIP Goals:

In fiscal 2014, the Compensation Committee adopted the 2016 LTIP. The 2016 LTIP was granted as PSUs that will vest based on the level of performance achieved. The target number of PSUs that may vest and be settled in fully vested shares of our common stock for the NEOs participating under the 2016 LTIP is as follows: Mr. David Jaffe – 125,000; and Mr. Sullivan – 17,500. In connection with this retirement, Mr. Rayden will not be eligible to receive a payment under the 2016 LTIP.

The target shares for all participants in the 2016 LTIP are subject to Company performance goals divided as follows:

•	33% for David Jaffe, and 50% for all other participants in the 2016 LTIP, based on the level of achievement by the Company of compound annual average ROIC as follows:

Threshold	Target	Maximum
9.5%	11.2%	13.4%

•	34% for David Jaffe, and 50% for all other participants in the 2016 LTIP, based on the level of achievement by the Company of the Company’s total EBITDA dollars (in millions) as follows:

Threshold	Target	Maximum
$1,638.0	$1,927.1	$2,312.5

•	The remaining 33% of Mr. David Jaffe’s 2016 LTIP target shares based on the level of achievement of TSR relative to the TSR Peer Group as follows:

Threshold	Target	Maximum
between the top 40% up to top 60%	between the top 20% up to top 40%	top 20%

For each performance goal, at threshold level 50% of the target shares subject to the performance goal will vest, 100% will vest for target achievement and 200% for maximum achievement, with interpolation between the target levels.

Justice EBITDA Bonus for Mr. Rayden

Following the Company’s acquisition of Justice, the Compensation Committee determined that it was necessary to create a strong incentive for Mr. Rayden to stay with the Company for a prolonged period and to increase Justice’s EBITDA performance over its plan during that time. In order to create such an incentive, the Compensation Committee approved a long term, performance-based bonus plan for Mr. Rayden (the “Justice EBITDA Bonus”). In connection with his retirement, the amount of the Justice EBITDA Bonus payable to Mr. Rayden will be determined by the Compensation Committee based on an amount equal to 10% of the sum of the Justice brand’s positive incremental and negative decremental actual adjusted EBITDA performance versus target EBITDA goals approved by the Compensation Committee for each semi-annual period occurring from the fiscal 2010 spring season through the fiscal 2015 fall season, as set forth below:

Justice EBITDA Bonus Semi-Annual Goals Justice EBITDA (in thousands)
Year	Spring	Fall
2010	$26,274	N/A
2011	$33,994	$84,893
2012	$41,608	$94,871
2013	$46,121	$101,204
2014	$50,058	$106,795
2015	N/A	$113,492

The incremental and decremental amounts for each semi-annual period are determined by comparing Justice’s actual EBITDA performance during such semi-annual period against the semi-annual Justice EBITDA goal for such period, calculated excluding certain extraordinary items (e.g., unusual events affecting a financial statement, corporate transactions and changes in accounting principles). Any amount for the fiscal 2015 fall season will be pro-rated based on actual results for the full period if Mr. Rayden’s retirement date occurs before January 24, 2015. The Justice EBITDA Bonus will be paid to Mr. Rayden in cash on the first business day following the earlier of the date of his death and the expiration of the six-month period measured from the date of his separation from service.

The actual adjusted EBITDA achieved by Justice for the fiscal 2014 fall season was $146,037,000 resulting in the accrual of an amount equal to $3,933,000 under the Justice EBITDA Bonus. The actual adjusted EBITDA achieved by Justice for the fiscal 2014 spring season was $49,421,000, resulting in the accrual of an amount equal to ($18,000) under the Justice EBITDA Bonus. As of the end of fiscal 2014, the Justice EBITDA Bonus was accrued at an amount equal to $35,939,000.

Executive Perquisites

Except as noted below with respect to Mr. Rayden, we generally do not offer significant perquisites to our NEOs and they represent a relatively small portion of the NEOs’ total compensation. The cost of perquisites for our NEOs is included in the “All Other Compensation” column of the Summary Compensation Table. The Company offers broad health and welfare programs, which are available to our full-time employees generally.

In accordance with the terms of Mr. Rayden’s employment with Justice prior to its acquisition by the Company, prior to his retirement Mr. Rayden will continue to receive limited personal use of an aircraft, subject to certain limitations on use and cost, and the Company will continue to maintain life insurance coverage on Mr. Rayden’s life in the amount of $5,000,000, the proceeds of which are payable to his designated beneficiaries.

Deferred Compensation

We maintain a non-qualified deferred compensation plan for approximately 218 employees (including all of our NEOs). We make Company contributions to this plan in an amount determined by us for each plan year. For fiscal 2014, the NEOs received a Company matching contribution of 100% on the first 5% of base salary and bonus deferred. See “Nonqualified Deferred Compensation in Fiscal 2014” below.

Severance and Change in Control Payments

All of our NEOs, other than our Non-Executive Chairman, are entitled to receive severance payments upon certain terminations of their employment and to benefits in the event of a Change in Control (as defined below) of the Company. These arrangements provide important protections to both the executive and the Company. Arrangements providing for severance and Change in Control payments assist the Company in attracting and retaining qualified executives that could have other job alternatives.

Under the employment agreement entered into with David Jaffe in March 2014 (discussed below under “Employment Agreements, Employment Letters and Retirement Agreements – David Jaffe”), he is entitled to an amount equal to two times his base salary in the event his employment is terminated without cause or for good reason, payable in installments over the 24 month period following termination. However, if any such termination occurs upon or during the 24 months following a Change in Control he is entitled to receive an amount equal to two times the sum of his base salary rate then in effect plus the aggregate incentive compensation paid to him for the two most recently completed seasons prior to the date of termination, payable in installments over the 24 month period following termination. His new employment eliminated his right to terminate employment and receive severance solely as a result of a Change in Control. The Compensation Committee has evaluated David Jaffe’s new employment agreement and believes that the enhanced Change in Control severance provision is appropriate in light of the competitive market practices of the Company’s peer group, the elimination of his “single trigger” and his long relationship and service with the Company. David Jaffe’s new employment agreement contains a fixed three-year term ending on September 21, 2017.

The severance and Change in Control benefits that Mr. Rayden is entitled to receive under his employment agreement were negotiated as part of the acquisition of Justice and are a continuation of his contractual rights under his prior arrangements with Justice. Upon his retirement, Mr. Rayden will be entitled to receive the benefits set forth in the Rayden Retirement Agreement. See the section of this proxy statement entitled “Employment Agreements, Employment Letters and Retirement Agreements – Michael W. Rayden.”

Mr. Elliot S. Jaffe’s employment agreement provides that his estate will be entitled to receive a lump sum payment equal to one year of his base salary at the rate in effect at the time of his death. He is not entitled to severance under any other termination of his employment.

We sponsor the Executive Severance Plan to maintain the competitiveness of our severance pay practices for selected executive-level, employees, including Messrs. Montgomery and Sullivan. Under the Executive Severance Plan, participants are entitled to severance benefits under certain terminations of their employment, including enhanced severance benefits following a Change in Control. A description of the terms and conditions of the Executive Severance Plan can be found in the section of this proxy statement entitled “Executive Severance Plan” below.

Other than with respect to Mr. Rayden, no NEO is entitled to a golden parachute (280G) excise tax gross-up or a Code Section 409A tax gross up, both of which are preserved benefits from the agreements governing Mr. Rayden’s employment with Justice prior to its acquisition by the Company. No gross-up will apply in connection with the benefits to be provided to Mr. Rayden in connection with his retirement.

A further description of termination and Change in Control events that trigger post termination and Change in Control pay and benefits for our NEOs, including the Executive Severance Plan, can be found in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control” below.

Risk Mitigation

Our Board has reviewed and considered whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. In that regard, we design our programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the cash paid or the number of shares delivered. We believe that our compensation programs reflect a balance of short-term, long-term, guaranteed and performance based compensation in order not to encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation with multi-year performance targets and vesting. We believe that this helps to ensure that our NEOs and other employees focus on the health of our business and the delivery of broad performance metrics that will deliver shareholder value over time and discourages excess risk-taking by our NEOs and other employees. The Compensation Committee also evaluates on a regular basis our overall mix of equity-based incentive awards relative to cash-based incentive awards to align our executive’s incentives with stockholder interests and long-term value.

Impact of Accounting and Tax Matters

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Code, which generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to certain of a corporation’s NEOs only if the compensation qualifies as being performance-based under Section 162(m) of the Code. We generally endeavor to structure our performance-based incentive compensation for our NEOs to qualify as performance-based under Section 162(m) of the Code where it is reasonable to do so while meeting our compensation objectives.

Nonetheless, from time to time certain non-deductible compensation may be paid and the Board and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards may be non-deductible under Section 162(m) of the Code.

Consideration of Prior Amounts Paid or Realized

Actual pay earned by our NEOs in prior years from annual or semi-annual incentive opportunities and long-term equity compensation is not specifically taken into account by the Compensation Committee in making a current year’s compensation decisions for (i) salary increases, (ii) target annual or semi-annual incentive compensation opportunity, (iii) target long-term equity incentive opportunity, or (iv) equity compensation. The Compensation Committee also does not specifically adjust a current year’s target incentive compensation in order to reflect the prior year’s actual earned cash or equity incentive compensation.

Stock Ownership Guidelines for President and CEO

Our Board believes it is important that our President and CEO has, and is recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. In fiscal 2012, we adopted the Ownership Guidelines for our President and CEO which became effective in September 2011.

Under the Ownership Guidelines our President and CEO is required to own shares of our common stock equal to six times his annual base salary. Ownership includes: (i) shares of our stock acquired on the open market or purchased through the exercise of a stock option or settlement of any other type of equity award (such as restricted stock, RSUs, deferred stock or a deferred stock unit); (ii) vested equity awards (other than stock options or stock appreciation awards); and (iii) vested shares of our stock allocated under any tax-qualified plan. Shares held individually or jointly or by a “family member” (as defined in the securities laws which would include certain trusts, family partnerships and foundations) count as “owned” by our President and CEO. Stock options and unvested equity awards do not count towards the stock ownership requirement. Mr. David Jaffe’s, our President and CEO, level of stock ownership currently satisfies the Ownership Guidelines. The Ownership Guidelines are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee does not constitute soliciting material and will not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

John Usdan, Chairman

Kate Buggeln

Randy L. Pearce

SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2014, fiscal 2013 and fiscal 2012.

Name	Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All other Compensation ($)(5)	Total ($)
David Jaffe		2014	1,000,000		2,507,500	2,707,500	0		87,217	6,302,217
President and Chief Executive Officer		2013	1,000,000		5,077,500	1,875,000	423,188		304,659	8,680,347
		2012	996,923		3,364,414	761,600	1,877,858		167,711	7,168,505

Elliott S. Jaffe		2014	406,904		99,750		(3)		194,933	701,588
Non-Executive Chairman of the Board		2013	399,800		105,850		(3)		196,038	701,688
		2012	395,450			95,200	(3)		187,557	678,207

Michael W. Rayden(6)		2014	1,050,000		1,342,295	577,600	0		325,548	3,295,443
Chief Executive Officer, Justice		2013	1,050,000		1,379,557	600,000	1,061,414		358,238	4,449,209
		2012	1,050,000		1,013,906	761,600	2,475,144		385,003	5,685,654

Dirk Montgomery(7)		2014	589,596		341,020	144,400	90,454		18,223	1,183,694
Executive Vice President and Chief Financial Officer		2013	305,192		974,625	151,000	258,750			1,689,567

John Sullivan		2014	656,246		351,050	252,700	204,007		50,408	1,514,411
Executive Vice President and Chief Operating Officer		2013	630,000		878,820	225,000	570,732		62,921	2,367,473

(1)	Reflects the aggregate grant date fair value calculation in accordance with FASB ASC Topic 718. Amounts include both time-vesting restricted stock awards and restricted stock awards subject to performance conditions. The value reflected for the 2016 LTIP awards granted in fiscal 2014 assumes achievement at target; the maximum payout achievable under the 2015 LTIP is 200% of target. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in Note 19 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 26, 2014.
(2)	Reflects the aggregate grant date fair value calculation in accordance with FASB ASC Topic 718. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in Note 19 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 26, 2014.
(3)	Reflects amounts earned under the 162(m) Plan. Elliot S. Jaffe was not eligible for any incentive bonus under the Company’s incentive plans.
(4)	We have no defined benefit pension plans. All earnings in our nonqualified Executive Retirement Plan are at market values and are therefore omitted from the table.
(5)	A detailed breakdown of “All Other Compensation” for fiscal 2014 is provided in the table below.
(6)	Mr. Rayden will retire from Justice on January 24, 2015 or such earlier date mutually agreed to between Mr. Rayden and the Company.
(7)	Mr. Montgomery resigned from the Company effective August 29, 2014.

Name	Contributions to Executive Officer’s Defined Contribution Plan Accounts ($)	Payments made for Supplemental Retirement Benefits ($)(1)	Payments made for Life Insurance ($)(2)	Personal Use of Car Service ($)(3)	Personal Use of Company Plane ($)(4)	Total ($)
David Jaffe	50,000			37,217		87,217
Elliot S. Jaffe	20,345	174,588				194,933
Michael W. Rayden	73,236		33,120		219,192	325,548
Dirk Montgomery	18,223					18,223
John Sullivan	50,408					50,408

(1)	Represents supplemental retirement benefit as discussed under “Retirement Agreements” below. This amount is adjusted on an annual basis for cost-of-living increases as determined using the Consumer Price Index.
(2)	Represents life insurance premiums of $19,733 and tax gross-ups of $13,387.
(3)	Represents the aggregate incremental cost to the Company for personal use of car service.
(4)	Represents the aggregate incremental cost to the Company for personal use of the Company’s aircraft.

GRANTS OF PLAN BASED AWARDS IN FISCAL 2014

The following table provides information regarding the grants of plan-based awards made to the NEOs during fiscal 2014.

	Grant Date or Performance Period		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)
Name		Plan*	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
David Jaffe	FY14	162(m)	625,000	1,250,000	2,500,000
	FY14-FY16	16LTIP				62,500	125,000	250,000
	9/25/2013	NQ								375,000	19.91	2,707,500

Elliot S. Jaffe	9/25/2013	RSU(4)							5,000			99,750

Michael W. Rayden	FY14	162(m)	630,000	1,260,000	2,520,000
	FY14-FY16	16LTIP				33,457	66,914	133,828
	9/25/2013	NQ								80,000	19.91	577,600

Dirk Montgomery	FY14	162(m)	266,513	533,025	1,066,050
	FY14-FY16	16LTIP				8,500	17,000	34,000
	9/25/2013	NQ								20,000	19.91	144,400

John Sullivan	FY14	162(m)	296,640	593,280	1,186,560
	FY14-FY16	16LTIP				8,750	17,500	35,000
	9/25/2013	NQ								35,000	19.91	252,700

* Plan:

NQ = Non-qualified stock options (granted under the Stock Incentive Plan)

RSU = Restricted Stock Unit

16LTIP = 2016 Long-Term Incentive Plan (granted under the Stock Incentive Plan)

162(m) = Executive 162(m) Bonus Plan

(1)	Amounts represent the range of annual cash incentive awards the NEO was potentially entitled to receive based on the achievement of his performance goals during fiscal 2014 under the 162(m) Plan . See “Executive 162(m) Bonus Plan” under the “Compensation Discussion and Analysis” above for more information for more information regarding the bonus targets under the 162(m) Plan.
(2)	Amounts represent the range of shares of fully-vested stock that each eligible NEO may potentially be granted based on the Company’s achievement of the performance goals established for the three-year fiscal 2014, 2015 and 2016 cycle under the 2016 LTIP. Shares are not actually granted under the 2016 LTIP until the Compensation Committee has certified the level of achievement for each performance metric under the 2016 LTIP and has determined the number of shares that each participant has earned, which will occur after the Company files its Annual Report on Form 10-K for fiscal 2016. The Threshold amount represents the minimum number of shares that could be awarded if all goals are achieved at the threshold level, the Target amount represents the number of shares that could be awarded if 100% of the goals are achieved, and the Maximum amount represents the maximum number of shares that could be awarded under the 2016 LTIP.
(3)	Represents a stock option award made pursuant to the Company’s annual stock option grant, as described above in the Compensation Discussion and Analysis under “Non-Qualified Stock Options and Restricted Stock and RSUs under the Stock Incentive Plan.”
(4)	Represents RSUs awarded to Elliot Jaffe in connection with his service as a director, as described above under “Questions and Answers About Our Board and Corporate Governance Matters – How are directors compensated?”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014

The following table provides information relating to outstanding equity awards held by the NEOs at July 26, 2014.

			Option Awards				Stock Awards
Name	Plan*		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David Jaffe	NQ	(3)	600,000		5.92	10/12/2015
	NQ	(3)	500,000		7.495	9/18/2018
	NQ	(3)	160,000		8.835	9/24/2019
	NQ	(3)	300,000		15	12/9/2019
	NQ	(4)	120,000	40,000	11.695	9/23/2020
	NQ	(4)	112,500	37,500	15	9/23/2020
	NQ	(3)	88,644		15.545	3/9/2021
	NQ	(5)	80,000	80,000	13.135	9/21/2021
	NQ	(6)	62,500	187,500	20.79	9/20/2022
	NQ	(7)		375,000	19.91	9/25/2020
	15LTIP	(8)							125,000	2,015,000
	16LTIP	(9)							62,500	1,007,500

Elliot S. Jaffe	NQ	(3)	20,000		7.03	11/28/2017
	NQ	(3)	10,000		7.49	9/18/2018
	NQ	(3)	10,000		8.83	9/24/2019
	NQ	(4)	15,000	5,000	11.695	9/23/2020
	NQ	(5)	10,000	10,000	13.135	9/21/2021
	RSU	(10)					3,350	54,002
	RSU	(11)					5,000	80,600

Michael W. Rayden	NQ	(4)	0	40,000	11.695	9/23/2020
	NQ	(5)	0	80,000	13.135	9/21/2021
	NQ	(6)	20,000	60,000	20.79	9/20/2022
	NQ	(7)		80,000	19.91	9/25/2020
	15LTIP	(8)(12)							33,963	547,476
	16 LTIP	(9)(12)							33,457	539,327

Dirk Montgomery(13)	NQ	(14)	6,250	18,750	16.82	1/31/2020
	NQ	(7)		20,000	19.91	9/25/2020
	RSU	(15)					40,500	652,860
	15LTIP	(8)							6,250	100,750
	16LTIP	(9)							8,500	137,020

John Sullivan	NQ	(16)	25,000	25,000	14.185	12/6/2021
	NQ	(6)	7,500	22,500	20.79	9/20/2022
	NQ	(7)		35,000	19.91	9/25/2020
	RSU	(17)					27,000	435,240
	15LTIP	(8)							6,000	96,720
	16 LTIP	(9)							8,750	141,050

*	Plan/Type of Award:

NQ = Non-qualified stock option

RSU = Restricted Stock Unit

15LTIP= 2015 Long Term Incentive Plan

16LTIP=2016 Long Term Incentive Plan

(1)	The amounts in this column equal the number of shares of restricted stock or RSUs indicated in the previous column multiplied by the closing price of our common stock ($16.12) on July 25, 2014.
(2)	The amounts in this column equal the number of performance stock units indicated in the previous column multiplied by the closing price of our common stock ($16.12) on July 25, 2014. The amounts assume that all goals under the Long-Term Incentive Plan will be achieved at the threshold level. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.
(3)	This award is fully vested.
(4)	This option award became fully vested on September 23, 2014.
(5)	25% of the unvested options reflected in this table with regards to this award became vested on September 21, 2014 and the remaining unvested options vest on September 21, 2015.
(6)	25% of the unvested options reflected in this table with regards to this award became vested on September 20, 2014 and the remaining unvested options vest equally on September 20 of 2015 and 2016.
(7)	25% of the unvested options reflected in this table with regards to this award became vested on September 25, 2014 and the remaining unvested options vest equally on September 25 of 2015, 2016 and 2017.
(8)	This award relates to the 2015 LTIP for which the performance period will end on July 25, 2015. This table reflects the value of the 2015 LTIP provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts of shares of the Company’s common stock under the 2015 LTIP.
(9)	This award relates to the 2016 LTIP for which the performance period will end on July 30, 2016. This table reflects the value of the 2016 LTIP provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts of shares of the Company’s common stock under the 2016 LTIP.
(10)	1,650 of the unvested RSUs reflected in the table with regard to this award became vested on September 20, 2014 and the remaining 1,700 RSUs vest on September 20, 2015.
(11)	1,650 of the unvested RSUs reflected in the table with regards to this award became vested on September 25, 2014, 1,650 vest on September 25, 2015 and 1,700 RSUs vest on September 25, 2016.
(12)	In connection with his retirement, Mr. Rayden will not be eligible to receive a payment under the 2015 LTIP and the 2016 LTIP.
(13)	In connection with his resignation from the Company effective August 29, 2014, Mr. Montgomery forfeited all of his outstanding awards in accordance with the terms of the applicable award.
(14)	25% of the options relating to this award vested on January 31, 2014 and the remaining unvested option would have vested equally on January 31 of 2015, 2016 and 2017.
(15)	4,500 of the unvested RSUs reflected in the table with regard to this award would have vested on each of January 31, 2015 and 2016, 6,750; 9,000 and 15,750 of the remaining unvested RSUs relating to this award would have vested on January 31, 2017, 2018 and 2019, respectively.
(16)	The remaining unvested options relating to this award vest equally on December 6, 2014 and 2015.
(17)	3,000 of the unvested RSUs reflected in the table with regards to this award vest on each of December 6, 2014 and 2015, and 4,500; 6,000 and 10,500 of the remaining unvested RSUs relating to this award vest on December 6, 2016, 2017 and 2018, respectively.
Note:	Continued vesting of equity awards is generally subject to the individuals continued service, other than for any individual who has satisfied the Total Years Test. See “Compensation Discussion and Analysis – Equity Awards under the Company’s Stock Incentive Plan – Post-Termination Continued Vesting and Exercisability of Employee Options in Certain Circumstances”.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2014

The following table shows information about stock options exercised by our NEOs and stock awards held by our NEOs that vested during fiscal 2014.

Name	Option Awards		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
David Jaffe	0	0	286,184	5,394,863
Elliot S. Jaffe	0	0	0	0
Michael W. Rayden	120,000	1,061,800	122,406	2,455,464
Dirk Montgomery	—	—	4,500	84,420
John Sullivan	—	—	13,000	240,740

(1)	The value realized upon the exercise of the stock options reflect the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and the exercise price of the options.
(2)	Stock Awards include awards of restricted stock, restricted stock units and performance share units.
(3)	The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the awards vested.

PENSION BENEFITS

Other than the supplemental retirement benefit agreements for Elliot S. Jaffe and Mrs. Roslyn Jaffe (see “Retirement Agreements” below) we do not maintain any defined benefit pension plans for our officers and directors.

EMPLOYMENT AGREEMENTS, EMPLOYMENT LETTERS AND RETIREMENT AGREEMENTS

We have entered into employment agreements with Elliot S. Jaffe and David Jaffe, and an employment letter with John Sullivan. We have also entered into an employment agreement with Michael W. Rayden that will remain in effect through his retirement date. We had also entered into an employment letter with Dirk Montgomery that was in effect during fiscal 2014. An employment agreement provides an executive with a time period (or “term”) during which he will be employed by the Company. An “employment letter” does not have a term of employment. Rather, the letter sets forth the minimum compensation and benefits that the executive will receive during his employment. An executive with an employment letter is an “employee at-will” (i.e., the Company may terminate such executive at any time with or without cause, subject to any applicable severance provisions, including the Executive Severance Plan). The Compensation Committee believes that these employment agreements and employment letters are important to our executives and to the Company. Each executive benefits from clarity of the terms of his or her employment. The Company enhances its ability to retain the services of its executives. The Compensation Committee periodically reviews the terms of the employment agreements and employment letters and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements and employment letters are discussed below.

David Jaffe

On March 5, 2014 (the “Effective Date”), the Company entered into a new employment agreement with David Jaffe, its President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement superseded the employment agreement between the Company and Mr. Jaffe dated as of May 2, 2002, as amended (the “Prior Agreement”), which was due to expire by its terms on September 21, 2014. The Employment Agreement is substantially similar to the Prior Agreement, except as described above in Compensation Discussion and Analysis.

The period of Mr. Jaffe’s employment under the Employment Agreement will be from the Effective Date through September 21, 2017 (the “End Date”), unless earlier terminated pursuant to the Employment Agreement. The Employment Agreement provides for an annual salary of $1,000,000 per year or such higher salary as may be determined by the Company’s board of directors or the Compensation Committee. The Employment Agreement entitles Mr. Jaffe to participate in all of the Company’s retirement, insurance, and bonus, incentive and other benefit plans, including the 162(m) Plan and the Stock Incentive Plan, to the use of a car service at the Company’s expense as necessary for him to perform his duties and responsibilities, including for transportation to and from his home and office.

In the event that Mr. Jaffe’s employment is terminated prior to the End Date by the Company without cause or by Mr. Jaffe for good reason (a “Qualifying Termination”), other than upon or during the 24 months following a change in control, Mr. Jaffe will be entitled to receive an amount equal to two times his base salary payable in installments for a period of 24 months following the date of termination.

In the event that Mr. Jaffe incurs a Qualifying Termination upon or during the 24 months following a change in control, Mr. Jaffe will be entitled to receive an amount equal to two times the sum of his base salary and an amount equal to the aggregate incentive compensation paid to him for the two most recently completed seasons (i.e., fall and spring) prior to the date of termination, payable in installments for a period of 24 months following the date of termination.

In the event that Mr. Jaffe incurs a Qualifying Termination at any time prior to the End Date (whether prior to, upon or during the 24 months following a change in control or in the absence of a change in control), Mr. Jaffe and his covered dependents will be entitled to receive, subject to his timely election of COBRA, continued participation in the Company’s health and medical insurance plans at the active employee premium rate through the earlier of the period of Mr. Jaffe’s and/or his covered dependents eligibility for COBRA and Mr. Jaffe becoming eligible under the health and medical insurance coverage of a subsequent employer.

In the event that Mr. Jaffe incurs a Qualifying Termination, or his employment terminates by reason of his death or total disability at any time prior to the End Date (whether prior to, upon or during the 24 months following a change in control or in the absence of a change in control), Mr. Jaffe (or his designated beneficiary or his estate, as applicable) will be entitled to receive a pro rata portion of his incentive compensation for the season in which his employment is terminated based on actual results.

Consistent with the Prior Agreement, the Employment Agreement provides that for a period of one year following his death, Mr. Jaffe’s base salary will continue to be paid to his designated beneficiary or his estate and his covered dependents will be eligible to continued health and medical coverage under COBRA at the active employee rate. Consistent with the Prior Agreement, the Employment Agreement further provides that in the event of Mr. Jaffe’s termination by reason of his total disability, he will receive continued payment of his base salary for the longer of the period from the date of termination through the End Date and one year from the date of termination, and he and his covered dependents will receive continued health and medical coverage under COBRA at the active employee rate through the earlier of such period, the period of Mr. Jaffe’s and/or his covered dependents eligibility for COBRA and Mr. Jaffe becoming eligible under the health and medical insurance coverage of a subsequent employer.

The terms “cause”, “good reason”, “change in control” and “total disability” are defined in the Employment Agreement and below. Severance amounts payable under the Employment Agreement, except for amounts payable upon Mr. Jaffe’s death, will be subject to a possible six-month delay pursuant to Section 409A of the Code. For further information regarding Mr. Jaffe’s employment agreement and the payments to which he may be entitled thereunder, see below under “Potential Payments Upon Termination or Change in Control – David Jaffe.”

The Employment Agreement provides that if Mr. Jaffe receives parachute payments that exceed his threshold amount under Section 280G of the Code, the amount will be cut-back to below the 280G threshold amount unless he would be better off receiving the full amount and paying the excise tax under Section 4999 of the Code. Consistent with the Prior Agreement, the Employment Agreement also contains non-competition and non-solicitation restrictions effective during the employment term and for one year thereafter as well as a perpetual non-disparagement restriction.

“Cause” is generally defined in Mr. Jaffe’s Employment Agreement to include conviction of a crime, intentional and willful failure to satisfactorily perform employment duties reasonably requested by our Board, fraud or embezzlement, gross misconduct or gross negligence that has a substantial adverse effect on the Company or its affiliates, an intentional and willful act or omission which is materially detrimental to our business or reputation, or Mr. Jaffe’s willful breach of the covenants set forth in his Employment Agreement (which include covenants not to compete, not to solicit our employees and not to disparage the Company).

“Good Reason” is generally defined in Mr. Jaffe’s Employment Agreement as the occurrence, without Mr. Jaffe’s consent, of any of the following: a material demotion in his position, job duties or responsibilities; our failure to pay him his compensation or benefits; the relocation of Mr. Jaffe’s principal place of work at least 35 miles from its current location; or any material breach of any of our obligations under his agreement.

“Change in Control” is generally defined in Mr. Jaffe’s Employment Agreement as: (a) any “person” (as defined in the Exchange Act) becomes the beneficial owner of 30% or more of the outstanding common stock of the Company (excluding a person that is an affiliate of the Company); (b) a change of a majority of the Board after March 5, 2014 (the “Incumbent Directors”), unless the election of a new director was supported by two-thirds of the Incumbent Directors (which includes any new director whose election was supported by two-thirds of the Incumbent Directors); (c) the Company adopts a plan of liquidation of all or substantially all of its assets; (d) the Company disposes of all or substantially all of the assets or business of the Company pursuant to a merger, consolidation or other transaction; or (e) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the common stock or other ownership interests of the combined company.

“Total Disability” is generally defined in Mr. Jaffe’s Employment Agreement as Mr. Jaffe being physically or mentally incapacitated such that Mr. Jaffe is incapable of performing his material duties under the Employment Agreement for a period of ninety (90) consecutive days or 120 non-consecutive days in any 12 month period. Receipt of disability benefits under the Company’s long-term disability plan or receipt of Social Security disability benefits is conclusive evidence of Total Disability, or, in the absence of receipt of such benefits, a determination of Total Disability by an impartial physician.

Elliot S. Jaffe

Elliot S. Jaffe, in accordance with the terms of an employment agreement, dated May 2, 2002, gave notice of his election to terminate his term as Executive Chairman of the Board effective on July 30, 2006. In an amendment effective July 30, 2006, the terms of the 2002 agreement were amended to provide that Mr. Jaffe will continue to be employed by the Company initially as Chairman of the Board at a reduced salary of $350,000 per year (subject to cost of living increases). The Company may terminate Mr. Jaffe’s employment on at least 90 days’ advance notice at any time after July 30, 2016. The 2006 amendment eliminated a number of Mr. Jaffe’s personal benefits, including his eligibility for a bonus and any change-of-control payment. Under the 2006 amendment, commencing on July 30, 2006, Mr. Jaffe also became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase, as well as health insurance coverage for life similar to the Company’s current health plan. Mr. Jaffe is obligated to provide no more than 24 days per fiscal year of advisory and consultative services to the Company and is subject to non-competition restrictions following his termination of employment. Mr. Jaffe, while he continues to serve as Non-Executive Chairman of the Board, will be entitled to an office and secretarial assistance. All other terms, conditions and covenants of the 2002 agreement remain in full force and effect, including a lump sum payment equal to one-year’s salary based on the salary rate last in effect prior to his termination of employment by reason of death.

Michael W. Rayden

Michael W. Rayden will remain employed until his retirement on January 24, 2015, or such earlier date as mutually agreed between him and the Company, as President and CEO of Justice pursuant to an amended and restated employment agreement entered into with Justice on April 23, 2010. The Company is a party to the employment agreement solely with respect to certain provisions, including provisions involving equity compensation, long term incentive bonuses and performance bonuses. The employment agreement preserved Mr. Rayden’s rights and entitlements under the Prior Agreements (as defined below), with certain changes to the terms of Mr. Rayden’s employment with Justice that were designed, among other things, to incentivize and retain Mr. Rayden. “Prior Agreements” means the employment agreement between Mr. Rayden and Justice, effective as of December 3, 2008, and the letter agreement between Mr. Rayden and the Company dated June 24, 2009, all of which were superseded and replaced in their entirety by the current employment agreement. On October 20, 2014, the Company, Justice and Mr. Rayden entered into the Rayden Retirement Agreement, which, other than as described below, generally continues the provisions of the employment agreement that apply following a voluntary termination of Mr. Rayden’s employment agreement.

The employment agreement preserved Mr. Rayden’s annual salary of $1,050,000 per year, provided for bonuses under the Company’s annual incentive bonus program and participation in the Company’s LTIPs, each with a target award level equal to not less than 120% of base salary and sets forth the terms of the Justice EBITDA Bonus, as described under “Justice EBITDA Bonus for Mr. Rayden” on pages 26-27 of this proxy statement. The employment agreement also provided that Mr. Rayden was eligible to receive equity compensation as determined by the Compensation Committee, in its sole discretion, including an annual equity award in the form determined by the Compensation Committee upon the recommendation of the Company’s Chief Executive Officer, with the same value as any annual equity award made in the normal course to the Company’s Chief Executive Officer.

Consistent with the Prior Agreements, the employment agreement provides that upon any termination of Mr. Rayden’s employment, other than a termination by Justice for Cause (as defined below), Mr. Rayden is entitled to a lump sum payment in the amount of $9,106,365 (the “Severance Payment”), subject to his execution of a release. The Severance Payment reflects the value of the cash severance amounts and other termination benefits payable to Mr. Rayden under the Prior Agreements. Following his termination date an amount equal to the Severance Payment will be deposited in a rabbi trust. Mr. Rayden will be entitled to receive the amount held in trust, any earnings thereon, and an amount equal to the positive difference, if any, between $400,000 and such earnings, payable on the first business day following the earlier of the date of his death and the expiration of the six-month period measured from the date of his separation from service.

The Rayden Retirement Agreement confirms that upon his retirement, Mr. Rayden will receive the Justice EBITDA Bonus payment as described in this proxy statement and, subject to and conditioned upon Mr. Rayden’s execution and non-revocation of the Rayden Retirement Agreement and the supplemental release contemplated thereunder, the Severance Payment under the terms described above. In addition, subject to and conditioned upon Mr. Rayden’s execution and non-revocation of the Rayden Retirement Agreement and the supplemental release contemplated thereunder, Mr. Rayden will also be entitled to receive a payment equal to the bonus payment he would have been eligible to receive for the Company’s fall 2015 semi-annual period if he had remained employed on the date that such payments are otherwise made.

Upon Mr. Rayden’s retirement, he will be subject to certain restrictive covenants, including two-year non-competition and non-solicitation restrictive covenants.

Consistent with the Prior Agreements, until his retirement Mr. Rayden is entitled to participate in benefit plans, practices and programs maintained by Justice and made available to similarly situated executives generally from time to time and to limited use of Justice’s aircraft, subject to the terms and conditions described above under “Executive Perquisites” in the Compensation Discussion and Analysis. Justice will also maintain until his retirement a $5,000,000 of term life insurance policy payable to Mr. Rayden’s designated beneficiary. Under the employment agreement, Mr. Rayden is entitled to a golden parachute (280G) excise tax gross-up and in certain limited instances a Code Section 409A tax gross-up, both of which are preserved benefits from the Prior Agreements. No gross-up will apply in connection with the benefits to be provided to him upon his retirement.

“Cause” is generally defined under Mr. Rayden’s employment agreement as Mr. Rayden having (1) pled “guilty or “no contest” to or been convicted of a felony act, (2) committed intentional gross misconduct, fraud or gross negligence in connection with his duties that is determined to be materially harmful to Justice, or (3) committed a material breach of the agreement that is materially and demonstrably injurious to Justice.

Dirk Montgomery

Prior to his resignation from the Company, Mr. Montgomery had an employment letter with the Company that was entered into in 2012, which provided that he was entitled to a base salary of at least $575,000 per year, as well as standard Company benefits.

John Sullivan

Mr. Sullivan’s employment letter was entered into in 2011. He is entitled to a base salary of at least $575,000 per year, subject to possible increase based on annual performance reviews, as well as standard Company benefits, including participation in the Company’s equity, life insurance, medical and dental, and short-term and long-term disability plans. Mr. Sullivan is eligible to participate in the Company’s LTIPs and for an annual target bonus under the 162(m) Plan of 90% of his base salary (up to a maximum of 200% of his target bonus). As discussed below under “Executive Severance Plan,” Mr. Sullivan is entitled to severance and other benefits upon certain terminations of employment.

Elliot S. Jaffe

Commencing July 30, 2006, Elliot S. Jaffe became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase.

Mrs. Roslyn S. Jaffe

We also entered into a retirement agreement with Mrs. Jaffe. The agreement provides Mrs. Jaffe, in light of her role as co-founder of the Company and her 44 years of service to the Company at the time of her retirement, with a supplemental retirement benefit, commencing July 30, 2006, of $50,000 per year for life, subject to an annual cost-of-living increase.

EXECUTIVE SEVERANCE PLAN

We maintain the Executive Severance Plan in order to provide severance benefits to certain selected executive-level employees, which for fiscal 2014 included Messrs. Montgomery and Sullivan. The following summary describes the key provisions of the Executive Severance Plan as they applied to Messrs. Montgomery and Sullivan in fiscal 2014 and prior to the amendment and restatement of the Executive Severance Plan on September 23, 2014, as discussed below. Due to his resignation from the Company effective August 29, 2014, Mr. Montgomery is no longer a participant in the Executive Severance Plan.

The Executive Severance Plan provides for the following severance benefits for executives with the title of Executive Vice President or above in the event of a termination of employment by the Company without “Cause” (as defined below), other than a termination that constitutes a termination in connection with a Change in Control (as defined below):

•	12 month salary continuation;

•	a pro rata portion of his semi-annual bonus based on actual results; and

•	continued health insurance coverage at the active employee rate for a period up to 12 months.

In lieu of the benefits described above, if such executive would have been terminated without Cause or terminated employment for “Good Reason” (as described below) during (1) the 90 day period prior to a Change in Control (such termination, a “Pre-CIC Termination”), or (2) the period commencing on a Change in Control and ending 12 months later (such termination, a “Post-CIC Termination), the executive would have been eligible for the following upon the Change in Control (in the case of a Pre-CIC Termination), or upon the termination date (in the case of a Post-CIC Termination):

•	a lump sum equal to 1.5 times the sum of annual base salary plus target bonus;

•	continued health insurance coverage at the active employee rate for a period of up to 18 months; and

•	in the case of a Post-CIC Termination, full vesting of any unvested equity awards (in the case of a Pre-CIC Termination, a lump sum cash equivalent payment equal to the fair market value of the unvested equity awards that were forfeited upon the termination).

The period commencing 90 days prior to a Change in Control and ending on the 12 month anniversary of a Change in Control is referred to as the “CIC Protection Period.” Pre-CIC Termination and Post-CIC Termination, collectively, are referred to as a “CIC Termination.”

The severance benefits payable under the Severance Plan are subject to: (1) the six month delay to the extent required under Section 409A of the Code; (2) the execution and non-revocation of a general release of claims in favor of the Company within a specified time period; (3) the executive’s compliance with certain non-competition and non-solicitation restrictive covenants; and (4) reduction to avoid any excise tax on “parachute payments” if the executive would benefit from such reduction as compared to paying the excise tax. Any benefits payable under the Executive Severance Plan supersede and are in lieu of any severance benefits and/or payments provided under any other agreements, arrangements or severance plans by and between the executive and the Company.

“Cause” as defined in the Executive Severance Plan generally means (1) conviction of a crime (including conviction on a nolo contendere plea) involving the commission of a felony or of a criminal act involving fraud, dishonesty, or moral turpitude; (2) material failure to satisfactorily perform employment duties; (3) fraud or embezzlement; (4) gross misconduct or gross negligence that has a substantial adverse effect on the Company or an affiliate; or (5) intentional and willful act or omission that is materially detrimental to the business or reputation of the Company or an affiliate.

“Change in Control” as defined in the Executive Severance Plan generally means: (1) any person becomes a beneficial owner during the twelve (12) month period ending on the date of the most recent acquisition by such person of 30% or more of the total voting power of the outstanding stock of the Company, excluding affiliates of the Company; (2) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director other than a director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (3) all or substantially all assets of the Company were disposed of pursuant to a merger, consolidation or other transaction; or (4) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the common stock or other ownership interests of the combined company.

“Good Reason” as defined in the Executive Severance Plan generally means: (1) any material diminution of responsibilities, duties or authority; (2) any reduction in base salary and/or benefits, other than a reduction that is uniformly applied to similar situated employees; (3) relocation of the executive’s principal place of work outside of a thirty (30) mile radius of the then current location; or (4) the failure of any successor to the Company to assume the Executive Severance Plan.

On September 23, 2014 (the “Restatement Date”), the Compensation Committee adopted an amendment and restatement (the “Restatement”) of the Executive Severance Plan that provides for the following amendments to the Executive Severance Plan (as described above):

•	Severance payments upon certain terminations of employment occurring in connection with a CIC Termination will be determined based solely on the executive’s annual base salary; except that if an executive who is a participant in the Executive Severance Plan on the Restatement Date incurs a CIC Termination prior to the one-year anniversary of the Restatement Date, the severance payment will be the greater of the sum of (i) the executive’s severance amount under the Executive Severance Plan prior to the Restatement and (ii) the executive’s base salary plus the pro-rata semi-annual bonus described below;

•	Upon a CIC Termination, an executive will be eligible to receive a pro rata portion of the executive’s semi-annual bonus based on actual results;

•	Upon any eligible termination (whether prior to or in connection with a Change in Control), the Company will pay the full cost for continued health coverage during the applicable covered continuation period; and

•	Upon any eligible CIC Termination, the Company will provide the executive outplacement benefits in an amount not to exceed $10,000.

A complete copy of the Restatement is included in our Current Report on Form 8-K filed with the SEC on September 24, 2014, and is posted on our website at the “for investors” page at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2014

After satisfying a waiting period, our NEOs are eligible for participation in our Executive Retirement Plan, which is an unfunded, unsecured nonqualified defined contribution plan. The Executive Retirement Plan allows our executives to defer a maximum of 95% of their base salary and any bonuses paid or other performance-based cash compensation awarded. Elections to participate in the Executive Retirement Plan are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.

We make Company contributions to the Executive Retirement Plan in an amount determined by us for each plan year. For fiscal 2014, our NEOs who were eligible for participation received a Company matching contribution of 100% on the first 5% of base salary and bonus deferred. Employees are immediately vested in deferrals of their own compensation. Company matching contributions vest in 25% increments after 2 years, 3 years, 4 years and 5 years of service with the Company. All Company matching contributions held and received by the participant are vested after five years of service with the Company.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, Company matching contributions, plus earnings (or minus losses). We do not deposit any amounts into any trust or other account for the benefit of plan participants. In accordance with tax requirements, the assets of the Executive Retirement Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the participant. Investment option transfers may be made daily. There are 28 investment options available to plan participants, including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Interest and gains or losses on each deemed investment are credited or debited to each participant’s account on a monthly basis based on the actual performance of the funds in which the participant is deemed invested.

Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participants.

The following table shows the executive and Company contributions, earnings and account balances for the NEOs.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate (Loss) Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End
David Jaffe	69,231	50,000	1,885,941		16,762,178
Elliot S. Jaffe	40,690	20,345	698,698		6,023,832
Michael W. Rayden	73,236	73,236	31,696	609,471	64,725
Dirk Montgomery	18,223	18,223	0		36,446
John Sullivan	395,184	50,408	120,679		1,125,795

(1)	All executive contributions represent amounts deferred by each NEO under the Executive Retirement Plan and are included as compensation in the Summary Compensation Table under “Salary”, “Bonus” and “Non-Equity Incentive Plan Compensation.”
(2)	All registrant contributions are reported under “All Other Compensation” in the Summary Compensation Table.
(3)	These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, none of which provide interest above the market rate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below describe and estimate additional compensation and benefits that our NEOs would have become entitled to pursuant to their employment agreements, employment letters and other arrangements between the Company and the executive upon a termination of their employment in certain circumstances or in the event of a Change in Control, in each case assuming such event had occurred on July 26, 2014. Where applicable, the amounts payable assume a $16.12 fair value of our common stock (the closing price on July 25, 2014, the last business day prior to fiscal year end). We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would receive in such circumstances. The table excludes (i) compensation amounts accrued through July 26, 2014 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) vested account balances under our retirement plan that are generally available to all of our salaried employees. In addition, where applicable, the amounts reflected for bonuses reflect the actual amounts paid to the NEO for fiscal 2014, since the hypothetical termination or Change in Control date is the last day of the fiscal year for which the bonus is to be determined.

In addition to these payments, participants in our Executive Retirement Plan, including the NEOs, may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, or following a Change in Control (subject to Section 409A of the Code). Each NEO’s account balance under the Executive Retirement Plan as of the end of fiscal 2014 is set forth under the “Aggregate Balance at Last Fiscal Year End” column of the Nonqualified Deferred Compensation Table above.

Payments and Benefits for Mr. David Jaffe

	Cash Severance ($)		Bonus ($)		Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason
Prior to a Change in Control	2,000,000	(1)	0	(5)	34,001	(7)	4,769,900	6,803,901
Termination without Cause or for Good Reason
Upon or within 24 Months Following a Change in Control	2,000,000	(2)	0	(5)	34,001	(7)	4,769,900	6,803,901
Change in Control – No Termination	0		0		0		4,769,900	4,769,900
Death	1,000,000	(3)	0	(5)	22,667	(8)	4,769,900	5,792,567
Total Disability	2,000,000	(4)	0	(5)	34,001	(7)	4,769,900	6,803,901
Termination for Cause or without Good Reason	0		0		0			0

(1)	Represents an amount equal to two times his base salary.
(2)	Represents an amount equal to two times his base salary, plus his incentive compensation bonus for the prior two completed seasons.
(3)	Represents an amount equal to his base salary.
(4)	Represents an amount equal to base salary for the period from July 26, 2014 through September 21, 2017.
(5)	Represents an amount equal to a pro rata bonus based on actual results and the number of days employed during the applicable season.
(6)	Represent the fair market value of our Common Stock on July 26, 2014, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by Mr. Jaffe on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.
(7)	Represents our payment for the cost of continuation health coverage for his family for 18 months following his termination.
(8)	Represents our payment for the cost of continuation health coverage for his family for 12 months following his termination.

Payments and Benefits for Mr. Elliot S. Jaffe

	Base Salary ($)		Acceleration of Equity Awards ($)(2)	Total ($)
Termination without Cause or for Good Reason	0		193,025	193,025
Termination For Cause or without Good Reason	0		193,025	193,025
Change in Control – No Termination	0		193,025	193,025
Death	408,196	(1)	193,025	601,221
Disability	0		193,025	193,025

(1)	Represents an amount equal to his base salary.
(2)	Represent the fair market value of our Common Stock on July 26, 2014, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Michael Rayden

	Lump Sum Payment ($)		Termination EBITDA Bonus ($)		Acceleration of Equity Awards ($)(3)	Total ($)
Termination without Cause or Voluntary Termination	9,106,365	(1)	35,939,000	(2)	2,131,041	47,176,406
Termination for Cause	0		0		0	0
Change in Control – No Termination	0		0		2,131,041	2,131,041
Death or Disability	9,106,365	(1)	35,939,000	(2)	2,131,041	47,176,406

(1)	Represents a one-time lump sum severance payment that will be deposited in a rabbi trust and will be paid to Mr. Rayden, plus any accrued earnings attributable to investments while held in the rabbi trust, plus an amount equal to the difference between any such earnings and $400,000.
(2)	Represents an accelerated payment of Justice EBITDA Bonus based on results through the termination date.
(3)	Represent the fair market value of our Common Stock on July 26, 2014, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Mr. Rayden was also entitled to receive a golden parachute (Code Section 280G) excise tax gross-up and a Code Section 409A tax gross-up as a result of the preservation of his previous entitlements under his prior arrangements with Justice. Based on the Company’s estimates, however, he would not have been subject to an excise tax payment under Code Section 280G or an additional tax under Code Section 409A in the event of a Change in Control or termination of employment occurring on July 26, 2014.

On October 20, 2014, the Company, Justice and Mr. Rayden entered into the Rayden Retirement Agreement pursuant to which Mr. Rayden will retire on January 24, 2015 or such earlier date as mutually agreed to between him and the Company. Under the Rayden Retirement Agreement, in addition to the amounts reflected above payable upon a “Termination without Cause or Voluntary Termination,” Mr. Rayden will also be entitled to receive a payment equal to the bonus payment he would have been eligible to receive for the Company’s fall 2015 semi-annual period if he had remained employed on the date that such payments are otherwise paid.

Payment and Benefits for Mr. Dirk Montgomery

	Base Salary ($)		Bonus ($)(3)	Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason
Prior to a Change in Control	592,250	(1)	0	22,459	(4)	890,630	1,505,339
Voluntary Termination Upon or Following a
Change in Control	888,375	(2)	0	33,689	(5)	890,630	1,812,694
Change in Control – No Termination	0		0	0		890,630	890,630
Death or Disability	0		0	0		890,630	890,630
Termination for Cause	0		0	0		0	0

(1)	Represents an amount equal to his base salary.
(2)	Represents an amount equal to 1.5 times the sum of his base salary plus his fiscal 2014 target bonus.
(3)	Represents the amount of his semi-annual bonus for the fiscal 2014 spring season.
(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.
(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination.
(6)	Represents the fair market value of our common stock on July 26, 2014, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Mr. Montgomery resigned from the Company effective August 29, 2014 and received no severance payments or benefits.

Payments and Benefits for Mr. John Sullivan

	Base Salary ($)		Bonus ($)(3)	Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason
Prior to a Change in Control	659,200	(1)	98,670	14,983	(4)	721,385	1,494,238
Voluntary Termination Upon or Following a
Change in Control	988,800	(2)	98,670	22,474	(5)	721,385	1,831,329
Change in Control – No Termination	0		0	0		721,385	721,385
Death or Disability	0		0	0		721,385	721,385
Termination for Cause	0		0	0		0	0

(1)	Represents an amount equal to his base salary.
(2)	Represents an amount equal to 1.5 times the sum of his base salary plus his fiscal 2014 target bonus.
(3)	Represents the amount of his semi-annual bonus for the fiscal 2014 spring season.
(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.
(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination.
(6)	Represents the fair market value of our common stock on July 26, 2014, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Acceleration of Equity Awards

As discussed in the Compensation Discussion and Analysis under the headings “Non-Qualified Stock Options, RSUs and PSUs under the Company’s Stock Incentive Plan” and “Long-Term Incentive Plans”, eligible employees, including our NEOs, may be awarded PSUs, non-qualified stock options, shares of restricted stock or RSUs that vest over a specified period of years that vary based on the type and timing of the award (unless, in the case of restricted stock and RSUs, the shares are subject to immediate vesting because the recipient satisfies the “Total Years Test”). Prior to its amendment and restatement effective December 17, 2010, the Stock Incentive Plan and relevant award agreements, however, provided for accelerated vesting of certain equity awards following a Change in Control of the Company or upon certain termination events, as described below. To reflect corporate governance best practices, the provisions relating to a change of control of the Company were modified pursuant to the amendment and restatement of the Stock Incentive Plan for awards granted on or after December 17, 2010, as set forth below.

Change in Control Provisions under the Stock Incentive Plan

Effective with respect to grants made under the Stock Incentive Plan on or after December 17, 2010, unless otherwise determined at grant, such awards will not automatically vest upon a Change in Control (i.e., a “single trigger”), but will vest upon an involuntary termination without Cause that occurs within 2 years following a Change in Control (i.e., upon a “double trigger”). Unless otherwise determined at grant, awards granted under the Stock Incentive Plan prior to December 17, 2010 will automatically vest upon a single trigger.

“Change in Control” is defined in the Stock Incentive Plan as:

•	any person or group acquires 30% or more of the Company’s voting securities;

•	a change in a majority of the members of the Board over any two-year (or, for any payment pursuant to an award that is triggered upon a Change in Control and that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (such an award a “409A Award”), one year) period unless the new directors’ election to the Board was approved by at least two-thirds (or, for any payment pursuant to a 409A Award, a majority) of the existing directors (referred to as a “change in Board composition”);

•	a merger of the Company, unless the voting securities of the Company outstanding immediately prior to the merger continue to represent greater than 50% of the voting securities of the company or surviving entity outstanding immediately after such merger;

•	approval by the stockholders of a plan of liquidation of the Company (this will not apply with respect to any payment pursuant to a 409A Award); or

•	a sale of all or substantially all of the Company’s assets other than a sale to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or, for awards granted prior to March 3, 2010, approval of the stockholders of such sale) (referred to as an “asset sale”).

For awards granted under the Stock Incentive Plan prior to December 17, 2010, “Change in Control” also includes the following events:

•	none of Messrs. Elliot S. Jaffe or David Jaffe, Ms. Roslyn Jaffe, or any of their direct lineal descendants (referred to as the “Jaffe family), is a member of the Board; or

•	the Jaffe family owns less than 5% of the voting securities of the Company.

Special Provisions Related to Option Awards Granted Prior to December 17, 2010

If prior to the occurrence of a Change in Control, the Compensation Committee reasonably determines, in good faith that the stock options will be honored or assumed, or new rights substituted, then stock options granted under the Stock Incentive Plan prior to December 17, 2010 generally will not be subject to accelerated vesting upon a Change in Control.

If the stock options granted under the Stock Incentive Plan are accelerated upon a Change in Control, the Compensation Committee, in its sole discretion, may authorize the Company or its affiliates to purchase any such accelerated options by paying the option holder the difference between the exercise price of his or her option and the higher of: (i) the highest price paid for a share of common stock in any transaction related to the Change in Control, or (ii) the highest fair market value per share of common stock at any time during the 60 day period preceding the Change in Control.

Special Provisions Related to LTIP Awards

Restricted stock awards granted under any completed LTIP cycle would immediately vest in the event that a Change in Control occurs or the recipient’s employment is terminated due to death or disability.

Special Provisions Related to Annual or Special Awards

Unless otherwise determined by the Compensation Committee at the time of grant, annual or special awards of restricted stock that have not yet vested would vest immediately upon the participant’s death, disability, achievement of the Total Years Test or a termination of the participant’s employment without Cause that occurs within 24 months following a Change in Control. In addition, unless otherwise determined by the Compensation Committee at the time of grant, any portion of an award of RSUs that had not yet vested would vest immediately upon the occurrence of the participant’s death, disability, or termination on or after achievement of the Total Years Test or a Change in Control; except that, if a recipient makes a deferral election with respect to an RSU award, the foregoing accelerated vesting provisions will not apply to such award if the recipient’s termination occurs on or before the 13th month following the grant date due to achievement of the Total Years Test.

PROPOSAL TWO – RESOLUTION ON EXECUTIVE COMPENSATION

Summary of the Advisory Resolution

The Company seeks your advisory vote on the compensation programs of our NEOs for fiscal 2014 pursuant to Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related SEC rules promulgated thereunder) (commonly referred to as “Say-on-Pay”). The Company asks that you support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement on pages 14-29.

Our compensation program for executives including our NEOs is designed to attract and retain quality leaders with an emphasis on pay for performance and creating long-term sustainable and profitable growth. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities; cash incentive bonus for shorter-term returns linked to semi-annual Company performance; and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.

At our 2013 Annual Meeting of Stockholders we asked our stockholders to vote to approve, on an advisory basis, the 2013 compensation paid to our NEOs. Our stockholders overwhelmingly approved our NEO compensation, with over 92% of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2014, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation Committee continued our general approach to executive compensation for 2014. We believe our programs are effectively designed and are working well.

The Company has in the past sought and received stockholder approval for certain of the incentive plans that we use to motivate, retain and reward our executives. Those incentive plans include the 2010 Stock Incentive Plan, for which our stockholders approved an amendment and restatement at our 2012 annual meeting, and the 162(m) Executive Bonus Plan, which the stockholders last approved in 2013. These stockholder approved plans make up a majority of the pay that the Company provides to our NEOs.

A significant portion of NEO compensation is “at risk” so that if the value we deliver to our stockholders declines, so does the compensation we deliver to our NEOs.

•	We set our performance goals for the cash incentive bonus at the beginning of each of the fall and spring seasons and for our equity long-term incentive programs at the beginning of each 3-year performance period so that in each case achievement of the goals is both uncertain and objective.

•	We monitor and compare the total direct compensation programs and pay levels of executives at peer companies so that our total direct compensation programs are competitive and within the range of market practices by our peers.

•	We conducted a risk assessment of our compensation programs and found that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.

•	Officers and directors are not permitted to hedge their economic exposures with respect to Company stock.

•	We do not provide significant perquisites or personal benefits to NEOs.

In fiscal 2012, we undertook a major review of our compensation practices and policies and made significant changes designed to protect our stockholders’ interests and to reflect certain corporate governance best practices. We will continue to monitor our compensation practices and policies to align them with the best interests of our stockholders.

In fiscal 2014, our executive team, headed by our NEOs, in addition to managing approximately 3,900 specialty retail stores selling apparel for women and tween girls and boys under five retail brands, managed the continuing efforts to integrate the Charming Shoppes businesses acquired in June 2012, undertook a number of strategic initiatives to create synergies among the Company’s brands in areas such as the operation of distribution centers, product design and sourcing, and information technology systems, and managed the disposition of one brand of discontinued operations.

The Company believes that the compensation paid its NEOs for fiscal 2014 is appropriate and in line with the Company’s goals of creating long term sustainable and profitable growth and aligning the interests of our NEOs with the interests of our stockholders.

While this advisory vote is not binding on the Board, the Compensation Committee or the Company, we will carefully consider the stockholder vote when making future compensation decisions for our NEOs.

Accordingly, the Board recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s NEOs for fiscal 2014, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL THREE – RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) to provide audit services to us and our subsidiaries for the fiscal year ending July 25, 2015. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of Deloitte & Touche will attend the Annual Meeting to make any statements he or she may desire to make and to respond to appropriate stockholder questions.

Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. Assuming a quorum is present, the appointment of Deloitte & Touche as our Independent Registered Public Accounting Firm for the fiscal year ending July 25, 2015 will be ratified if the votes cast in favor of ratification exceed the votes cast in opposition to ratification, present in person or represented by proxy at the Annual Meeting. If the stockholders do not ratify the appointment, the Audit Committee will consider the selection of another independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR

ENDING JULY 25, 2015.

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche as auditors with respect to the financial statements of the Company for the fiscal year ending July 25, 2015.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the fees billed by Deloitte & Touche for the past two fiscal years for audit and other related fees:

	Fiscal 2014	Fiscal 2013
Audit Fees[1]	$4,538,100	$4,284,000
Audit-Related Fees[2]	151,000	133,000
Tax Fees[3]	122,800	113,000
All Other Fees[4]	1,968,300	192,000

Total Fees	$6,780,200	$4,722,000

[1]	Fees for audit services billed in fiscal 2014 and fiscal 2013 consist of the annual audit of the Company’s consolidated financial statements, interim reviews of the quarterly consolidated financial statements and auditing the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
[2]	Audit-related fees consist principally of services performed in connection with registration statements filed with the SEC, statutory audits, and assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.
[3]	Tax fees includes fees for professional services provided related to tax compliance, including federal, state and local taxes, tax planning and advisory services.
[4]	All other fees paid in fiscal 2014 were in connection with permissible advisory services related to advising management on their plans for possible international expansion. All other fees paid in fiscal 2013 were in connection with permissible advisory services related to advising management on post-acquisition integration.

The Audit Committee has established a policy concerning the pre-approval of the audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be performed by Deloitte & Touche, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The procedures permit limited amounts of services to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee.

During fiscal 2014, the Audit Committee pre-approved all of the services provide by the auditors. The Audit Committee considered whether the provision of non-audit services is permitted under applicable laws and regulations and is compatible with maintaining the independence of Deloitte & Touche.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and will not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal control over financial reporting, and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Deloitte & Touche, is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on the effectiveness of our internal controls over financial reporting. Under its written charter, our Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended July 26, 2014 with management.

The Audit Committee has also discussed and reviewed with Deloitte & Touche the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and discussed with Deloitte & Touche their independence from management and the Company. We have received written confirmation from Deloitte & Touche of their independence within the meaning of the Securities Act and the requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining their independence, and has satisfied itself with respect to Deloitte & Touche’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 26, 2014 for filing with the SEC.

Audit Committee:

Randy L. Pearce, Chair

Kate Buggeln

John Usdan

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of October 13, 2014 (unless otherwise noted) by each of our directors, each of our named executive officers, all of our directors and executive officers as a group, and each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct, the person indicated has sole voting and investment power, and the address of each beneficial owner listed below is c/o Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430.

Name of Beneficial Owner:	Number of Shares of Common Stock Beneficially Owned	Percent of Class[1]
Directors and Executive Officers:
Elliot S. Jaffe[2]	1,892,052	1.2%
David Jaffe[3]	13,214,402	8.1%
Michael W. Rayden[4]	175,044	*
Klaus Eppler[5]	101,298	*
Kate Buggeln[6]	75,002	*
John Usdan[7]	79,000	*
Randy L. Pearce[8]	116,532	*
John Sullivan[9]	75,448	*
All Directors and Executive Officers as a group (consisting of 8 persons)[10]	15,728,778	9.7%
* Represents less than 1% of class

Other Beneficial Owners
Elise Jaffe[11]	10,347,552	6.4%
FMR LLC[12]	8,065,549	5.0%

1.	Based on 162,364,369 shares of common stock outstanding as of October 13, 2014.
2.	Consists of 1,054,114 shares owned directly by Elliot S. Jaffe, 762,938 shares owned by his wife, Mrs. Roslyn S Jaffe (of which Mr. Jaffe disclaims any beneficial ownership), and 75,000 shares covered by options exercisable within 60 days of October 13, 2014.
3.	Consists of 10,917,008 shares owned directly by David Jaffe, and 2,297,394 shares covered by options exercisable within 60 days of October 13, 2014.
4.	Consists of 21,760 shares owned directly by Michael W. Rayden, 13,284 shares owned by his wife, Diane Nye (of which Mr. Rayden disclaims any beneficial ownership), and 140,000 shares covered by options exercisable within 60 days of October 13, 2014.
5.	Consists of 36,298 shares owned directly by Klaus Eppler and 65,000 shares covered by options exercisable within 60 days of October 13, 2014.
6.	Consists of 5,000 shares owned directly by Kate Buggeln and 70,002 shares covered by options exercisable within 60 days of October 13, 2014.
7.	Consists of 9,000 shares owned directly by John Usdan, and 70,000 shares covered by options exercisable within 60 days of October 13, 2014.
8.	Consists of 13,200 shares owned directly by Randy L. Pearce, and 103,332 shares covered by options exercisable within 60 days of October 13, 2014.
9.	Consists of 26,698 shares owned directly by John Sullivan and 48,750 shares covered by options exercisable within 60 days of October 13, 2014.
10.	Includes 3,203,228 shares covered by options exercisable by Directors and Executive Officers within 60 days of October 13, 2014.
11.	Consists of 10,013,802 shares owned directly by Elise Jaffe, and 333,750 shares covered by options exercisable within 60 days of October 13, 2014.

12.	Based solely on information set forth in Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2014 by FMR LLC which indicated that FMR LLC has sole voting power over 678,966 shares and sole dispositive power over 8,065,549 shares. The principal office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our common stock to file reports with the SEC disclosing their ownership, and changes in their ownership, of our stock. Copies of these reports must also be furnished to us. Based solely upon our review of these copies, we believe that during fiscal 2014 all of such forms were filed on a timely basis by reporting persons.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS;

RELATED PARTY TRANSACTIONS

In September 2007, the Board adopted a written policy for the review and approval or ratification of any transaction with a related person, which applies to related person transactions after the adoption date of the policy. Under this policy, related persons include our directors and executive officers and beneficial owners who are known to control over five percent of our common stock, as well as the immediate family members of any of the foregoing. The policy generally defines a related person transaction as one or a series of similar transactions, arrangements or relationships in which: (i) the Company was, is or will be a participant; (ii) a related person has a direct or indirect material interest; and (iii) the amount involved exceeds or is expected to exceed $120,000 (determined without regard to the amount of profit or loss involved in the transaction). The policy does not cover arrangements available on the same basis to all employees generally or employment or compensation arrangements for our executive officers or director compensation arrangements.

Under the policy, a related person transaction requires the approval or ratification of the Audit Committee or the Chair of the Audit Committee in those situations in which the legal department, in consultation with the CEO or the CFO, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting for review. Prior to approving or ratifying any transaction, the Audit Committee or the Chair will consider the material facts of the transaction, including the related person’s relationship to us and their interest in the transaction, and will determine whether the transaction is entered into in good faith and on fair and reasonable terms to us. Under the policy, ongoing related person transactions need not be re-approved unless any of the terms of such transaction are modified. No person may participate in the review of a transaction in which such person, or any of his or her immediate family members, may have a direct or indirect material interest.

During fiscal 2014, no transactions were reviewed by the Audit Committee since there were no new related person transactions, or any modifications to existing related person transactions, during fiscal 2014.

See above under the heading “Employment Agreements, Employment Letters and Retirement Agreements,” for a description of our retirement agreements with Mrs. Roslyn S. Jaffe and Mr. Elliot S. Jaffe. Mrs. Jaffe is the spouse of Elliot S. Jaffe, Non-Executive Chairman of the Board and a founder of our Company, and they are the parents of David Jaffe, a director and our President and CEO, Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, who owns approximately 5% of the Company’s stock.

The Company leases two of its store locations from Nordan, LLC, a Connecticut limited liability company and wholly-owned subsidiary of Rosell III, LLC, a Delaware limited liability company, of which various trusts in the names of the grandchildren of Elliot S. Jaffe maintain a 100% ownership interest. David Jaffe, our President and CEO, and Richard Jaffe are trustees and managers of Rosell III, LLC. The following table describes the terms of these leases:

Store Location	Expiration	Renewal Options	Square Feet	Minimum Annual Rent Per Square Foot
Norwalk, Connecticut	June 30, 2016	Until June 30, 2031	12,700	$12.57
Danbury, Connecticut	June 30, 2015	Until June 30, 2020	8,000	$24.33

These store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for these stores is approximately fourteen percent (14%). During fiscal 2010, we exercised the renewal option in the lease for our Danbury, Connecticut store, extending the expiration date of the lease to June 30, 2015 and extending the renewal option contained in the lease until June 30, 2020. In connection with the extension, the minimum annual rent was increased from $21.16 per square foot to $24.33 per square foot. During fiscal 2011, we exercised the renewal option in the lease for our Norwalk, Connecticut store, extending the expiration date of the lease to June 30, 2016 and extending the renewal options contained in the lease until June 30, 2031. In connection with the extension, the minimum annual rent was increased from $11.22 per square foot to $12.57 per square foot. We believe that these leases are on terms that are comparable to terms we could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. During fiscal 2014, we paid a total of approximately $408,564 in rent and related expenses under these leases.

BY ORDER OF THE BOARD OF DIRECTORS

By:	Elliot S. Jaffe
Elliot S. Jaffe
Non-Executive Chairman of the Board

Dated: November 3, 2014

ASCENA RETAIL GROUP, INC. 933 MacArthur Boulevard Mahwah, New Jersey 07430

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

ASCENA RETAIL GROUP, INC.

The Board of Directors recommends you Vote “FOR” the election of the three nominees for Director, and “FOR” Proposals 2 and 3.						To withhold authority to vote for any individual nominee, mark “For All Except” and write the Number of the nominee on the line above.
		For	Withhold	For All
		All	All	Except

1.	Election of Directors	☐	☐	☐

Nominees:
Terms expiring at the 2017 Annual Meeting of Stockholders:
01) David Jaffe
02) Klaus Eppler
03) Kate Buggeln

						For	Against	Abstain
2.	Proposal to approve, by non-binding vote, the compensation paid to the Company’s named executive officers during fiscal 2014.					☐	☐	☐

						For	Against	Abstain
3.	Proposal to ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year ending July 25, 2015.					☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Note: Proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature (PLEASE SIGN WITHIN BOX)			Date		Signature (Joint Owners) (SIGN WITHIN BOX)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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ASCENA RETAIL GROUP, INC.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2014 Annual Meeting of Stockholders of Ascena Retail Group, Inc. (the “Company”), to be held on December 11, 2014 and the proxy statement, and hereby appoints Elliot S. Jaffe and Randy L. Pearce, and each of them, as attorney-in-fact, proxies with power of substitution to vote on behalf of the undersigned all shares of the Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3:30 p.m. local time at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430 on December 11, 2014, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in proposal No. 1, FOR the approval of proposal No. 2 and FOR the approval of proposal No. 3. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side